Registration No. 333-______

      As filed with the Securities and Exchange Commission on July 21, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                             Northwest Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

       Pennsylvania                                   23-2900888
(State or Other Jurisdiction of            (I.R.S. Employer Identification  No.)
Incorporation or Organization)

                        Liberty Street and Second Avenue
                           Warren, Pennsylvania 16365
                    (Address of Principal Executive Offices)

                           ---------------------------


                        Northwest Retirement Savings Plan
                            (Full Title of the Plan)


                                 Copies to:
            John O. Hanna                      Beverly J. White, Esquire
President and Chief Executive Officer         Kenneth R. Lehman, Esquire
       Northwest Bancorp, Inc.        Luse Lehman Gorman Pomerenk & Schick, P.C.
  Liberty Street and Second Avenue       5335 Wisconsin Ave., N.W., Suite 400
     Warren, Pennsylvania 16365                 Washington, D.C.  20015
           (814) 726-2140                           (202) 274-2000
    (Name, Address and Telephone
    Number of Agent for Service)

                           ---------------------------


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|




                                          CALCULATION OF REGISTRATION FEE

         Title of                                        Proposed                Proposed
        Securities                Amount                 Maximum                  Maximum                Amount of
          to be                    to be              Offering Price             Aggregate             Registration
        Registered            Registered (1)            Per Share             Offering Price                Fee
--------------------------------------------------------------------------------------------------------------------
401(k) Participation                (1)                     __                      __                      (2)
Interests

===================================================================================================================


--------------

(1) Represents an indeterminate number of interests in the Northwest Retirement Savings Plan (the "Plan").

(2)  Pursuant to Rule 457(h)(3) no registration fee is required to be paid.

                                       ------------------------------------


         This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

         This Registration Statement relates to the registration of an indeterminate number of participation interests in the Northwest Retirement Savings Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement have been or will be sent or given to participants in the Plan, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

         All documents filed by the Northwest Bancorp, Inc. (the "Company") pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The following  documents  filed or to be filed with the  Securities and
Exchange   Commission  (the  "SEC")  are   incorporated  by  reference  in  this
Registration Statement:

         a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (File No. 0- 23817) filed with the SEC on September 28, 1999 and pursuant to Rule 3a-1 of the Exchange Act.

         b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999, and March 31, 2000 (File No. 0-23817) filed with the SEC on November 15, 1999, February 14, 2000, and May 15, 2000, respectively.

         c) The description of the Common Stock contained in the Registration Statement on Form S-4 (Commission File No. 333-31687), originally filed by the Company with the SEC under the Securities Act of 1933 on July 21, 1997.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

                  Article  VI  of  the  Registrant's   Bylaws  provide  for  the
following indemnification for Directors and Officers.

                  6.1 Third Party Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by any such person (other than an action or proceeding to enforce rights to indemnification hereunder).

                  6.2 Derivative and Corporate  Actions.  The Corporation  shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding affected without its prior written consent. Indemnification shall not be made under this Section 6.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

                  6.3 Mandatory Indemnification. To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section
         6.1 or Section 6.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  6.4 Procedure for Effecting Indemnification. Unless ordered by a court, any indemnification under Section 6.1 or Section 6.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

               (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

               (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

               (3) by the stockholders.

                  6.5 Advancing Expenses. Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this
         Article VI shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI or otherwise.

                  6.6 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this
         Article VI.

                  6.7 Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this
         Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

          4.1  Northwest Retirement Savings Plan and Adoption Agreement.

          4.2  Summary Plan  Description  for the Northwest  Retirement  Savings
               Plan.

          4.3 Form of Investment Election to be made available to Plan Participants with respect to the investment of their accounts under the Plan.

          5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. as to the legality of the participation interests registered hereby.

          23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

          23.2 Consent of KPMG LLP.

          24 Power of Attorney (contained in the signature page to this Registration Statement).

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan; and

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, Commonwealth of Pennsylvania, on this 21st day of July, 2000.

                                                 NORTHWEST BANCORP, INC.


                                           By:   /s/ John O. Hanna
                                                 _______________________________
                                                 John O. Hanna, President and
                                                   Chief Executive Officer
                                                (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned Directors of Northwest Bancorp, Inc., hereby severally constitute and appoint John O. Hanna, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacity indicated below which said John O. Hanna may deem necessary or advisable to enable Northwest Bancorp, Inc. to comply with Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of participation interests in the Northwest Retirement Savings Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John O. Hanna shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



By: /s/ John O. Hanna                     By: /s/ William J. Wagner
    ______________________________           ________________________________
  John O. Hanna, President, Chief            William J. Wagner, Executive Vice
     Executive Officer and Director    President, Chief Financial Officer, Chief
  (Principal Executive Officer)              Operating Officer and Director
                                           (Principal Financial and Accounting
                                                        Officer)

Date: July 21,2000                       Date:  July 21,2000




By: /s/ Richard L. Carr                   By: /s/ Thomas K. Creal, III
    ____________________________             _________________________________
    Richard L. Carr, Director                Thomas K. Creal, III, Director


Date: July 21, 2000                       Date:  July 21,2000

By: /s/ John J. Doyle                     By: /s/ Robert G. Ferrier
    _____________________________            _________________________________
    John J. Doyle, Director                  Robert G. Ferrier,  Director

Date: July 21, 2000                       Date: July 21, 2000





By: /s/ Richard E. McDowell               By: /s/ Joseph T. Stadler
    ______________________________           __________________________________
    Richard E. McDowell, Director            Joseph T. Stadler, Director

Date: July 21, 2000                       Date: July 21, 2000




By: /s/ Walter J. Yahn                    By: /s/ John M. Bauer
    ______________________________           _________________________________
    Walter J. Yahn, Director                 John M. Bauer, Director

Date: July 21, 2000                        Date: July 21, 2000

         THE PLAN. Pursuant to requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, Commonwealth of Pennsylvania, on July 21, 2000.

                                             NORTHWEST RETIREMENT SAVINGS PLAN




                                     By:      /s/ Robert G. Norton
                                              __________________________________
                                              Robert G. Norton
                                              Plan Administrator

                                                   EXHIBIT INDEX


Exhibit Number                      Description

     4.1  Northwest Retirement Savings Plan and Adoption Agreement.

     4.2  Summary Plan Description for the Northwest Retirement Savings Plan.

     4.3 Form of Investment Election to be made available to Plan Participants with respect to the investment of their accounts under the Plan.

     5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. as to the legality of the participation interests registered hereby.

     23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

     23.2 Consent of KPMG LLP.

     24   Power  of  Attorney   (contained  in  the   signature   page  to  this
          Registration Statement).

                                                                     EXHIBIT 4.1




                     REGIONAL PROTOTYPE DEFINED CONTRIBUTION
                                 PLAN AND TRUST

                                  Sponsored By


                           BOETGER & ASSOCIATES, INC.




                             BASIC PLAN DOCUMENT #R1




















                                                                   FEBRUARY 1993




Copyright 1993 THE McKAY HOCHMAN COMPANY, INC.

THIS DOCUMENT IS COPYRIGHTED UNDER THE LAWS OF THE UNITED STATES. UNAUTHORIZED USE, DUPLICATION OR REPRODUCTION, INCLUDING THE USE OF ELECTRONIC MEANS, IS PROHIBITED BY LAW WITHOUT THE EXPRESS CONSENT OF THE AUTHOR.

                                                TABLE OF CONTENTS



   PARAGRAPH                                                                PAGE
   ---------                                                                ----

                                                    ARTICLE I
                                                   DEFINITIONS



1.1               Actual Deferral Percentage                                   1
1.2               Adoption Agreement                                           1
1.3               Aggregate Limit                                              1
1.4               Annual Additions                                             2
1.5               Annuity Starting Date                                        2
1.6               Applicable Calendar Year                                     2
1.7               Applicable Life Expectancy                                   2
1.8               Average Contribution Percentage (ACP)                        2
1.9               Average Deferral Percentage (ADP)                            2
1.10              Break In Service                                             3
1.11              Code                                                         3
1.12              Compensation                                                 3
1.13              Contribution Percentage                                      4
1.14              Defined Benefit Plan                                         5
1.15              Defined Benefit (Plan) Fraction                              5
1.16              Defined Contribution Dollar Limitation                       5
1.17              Defined Contribution Plan                                    5
1.18              Defined Contribution (Plan) Fraction                         5
1.19              Designated Beneficiary                                       6
1.20              Disability                                                   6
1.21              Distribution Calendar Year                                   6
1.22              Early Retirement Age                                         6
1.23              Earned Income                                                6
1.24              Effective Date                                               6
1.25              Election Period                                              6
1.26              Elective Deferral                                            6
1.27              Eligible Participant                                         7
1.28              Employee                                                     7
1.29              Employer                                                     7
1.30              Entry Date                                                   7
1.31              Excess Aggregate Contributions                               7
1.32              Excess Amount                                                7
1.33              Excess Contribution                                          8
1.34              Excess Elective Deferrals                                    8
1.35              Family Member                                                8
1.36              First Distribution Calendar Year                             8
1.37              Fund                                                         8
1.38              Hardship                                                     8
1.39              Highest Average Compensation                                 8
1.40              Highly Compensated Employee                                  8

1.41              Hour Of Service                                              9
1.42              Key Employee                                                10
1.43              Leased Employee                                             10
1.44              Limitation Year                                             10
1.45              Master Or Prototype Plan                                    10
1.46              Matching Contribution                                       10
1.47              Maximum Permissible Amount                                  10
1.48              Net Profit                                                  11
1.49              Normal Retirement Age                                       11
1.50              Owner-Employee                                              11
1.51              Paired Plans                                                11
1.52              Participant                                                 11
1.53              Participant's Benefit                                       11
1.54              Permissive Aggregation Group                                11
1.55              Plan                                                        11
1.56              Plan Administrator                                          11
1.57              Plan Year                                                   11
1.58              Present Value                                               11
1.59              Projected Annual Benefit                                    11
1.60              Qualified Deferred Compensation Plan                        12
1.61              Qualified Domestic Relations Order                          12
1.62              Qualified Early Retirement Age                              12
1.63              Qualified Joint And Survivor Annuity                        12
1.64              Qualified Matching Contribution                             12
1.65              Qualified Non-Elective Contributions                        12
1.66              Qualified Voluntary Contribution                            12
1.67              Regional Prototype Plan                                     12
1.68              Required Aggregation Group                                  13
1.69              Required Beginning Date                                     13
1.70              Rollover Contribution                                       13
1.71              Salary Savings Agreement                                    13
1.72              Self-Employed Individual                                    13
1.73              Service                                                     13
1.74              Shareholder Employee                                        13
1.75              Simplified Employee Pension Plan                            13
1.76              Sponsor                                                     13
1.77              Spouse (Surviving Spouse)                                   14
1.78              Super Top-Heavy Plan                                        14
1.79              Taxable Wage Base                                           14
1.80              Top-Heavy Determination Date                                14
1.81              Top-Heavy Plan                                              14
1.82              Top-Heavy Ratio                                             14
1.83              Top-Paid Group                                              15
1.84              Transfer Contribution                                       16
1.85              Trustee                                                     16
1.86              Valuation Date                                              16
1.87              Vested Account Balance                                      16
1.88              Voluntary Contribution                                      16
1.89              Welfare Benefit Fund                                        16
1.90              Year Of Service                                             17

                                               ARTICLE II
                                        ELIGIBILITY REQUIREMENTS

2.1               Participation                                               18
2.2               Change In Classification Of Employment                      18
2.3               Computation Period                                          18
2.4               Employment Rights                                           18
2.5               Service With Controlled Groups                              18
2.6               Owner-Employees                                             18
2.7               Leased Employees                                            19
2.8               Thrift Plans                                                19


                                               ARTICLE III
                                         EMPLOYER CONTRIBUTIONS

3.1               Amount                                                      20
3.2               Expenses And Fees                                           20
3.3               Responsibility For Contributions                            20
3.4               Return Of Contributions                                     20


                                               ARTICLE IV
                                         EMPLOYEE CONTRIBUTIONS

4.1               Voluntary Contributions                                     21
4.2               Qualified Voluntary Contributions                           21
4.3               Rollover Contribution                                       21
4.4               Transfer Contribution                                       22
4.5               Employer Approval Of Transfer Contributions                 22
4.6               Elective Deferrals                                          22
4.7               Required Voluntary Contributions                            23
4.8               Direct Rollover Of Benefits                                 23


                                                ARTICLE V
                                          PARTICIPANT ACCOUNTS

5.1               Separate Accounts                                           24
5.2               Adjustments To Participant Accounts                         24
5.3               Allocating Employer Contributions                           25
5.4               Allocating Investment Earnings And Losses                   25
5.5               Participant Statements                                      25


                                               ARTICLE VI
                                  RETIREMENT BENEFITS AND DISTRIBUTIONS

6.1               Normal Retirement Benefits                                  26
6.2               Early Retirement Benefits                                   26
6.3               Benefits On Termination Of Employment                       26
6.4               Restrictions On Immediate Distributions                     27
6.5               Normal Form Of Payment                                      28
6.6               Commencement Of Benefits                                    28
6.7               Claims Procedures                                           29
6.8               In-Service Withdrawals                                      29
6.9               Hardship Withdrawal                                         30

                                               ARTICLE VII
                                        DISTRIBUTION REQUIREMENTS

7.1               Joint And Survivor Annuity Requirements                     32
7.2               Minimum Distribution Requirements                           32
7.3               Limits On Distribution Periods                              32
7.4               Required Distributions On Or After The
                  Required Beginning Date                                     32
7.5               Required Beginning Date                                     33
7.6               Transitional Rule                                           34
7.7               Designation Of Beneficiary For Death Benefit                35
7.8               Nonexistence Of Beneficiary                                 35
7.9               Distribution Beginning Before Death                         35
7.10              Distribution Beginning After Death                          35
7.11              Distribution Of Excess Elective Deferrals                   36
7.12              Distributions Of Excess Contributions                       37
7.13              Distribution Of Excess Aggregate Contributions              37


                                              ARTICLE VIII
                                 JOINT AND SURVIVOR ANNUITY REQUIREMENTS

8.1               Applicability Of Provisions                                 39
8.2               Payment Of Qualified Joint And Survivor Annuity             39
8.3               Payment of Qualified Pre-Retirement Survivor Annuity        39
8.4               Qualified Election                                          39
8.5               Notice Requirements For Qualified
                  Joint And Survivor Annuity                                  40
8.6               Notice Requirements For Qualified
                  Pre-Retirement Survivor Annuity                             40
8.7               Special Safe-Harbor Exception
                  For Certain Profit-Sharing Plans                            40
8.8               Transitional Joint And Survivor Annuity Rules               41
8.9               Automatic Joint And Survivor Annuity
                  And Early Survivor Annuity                                  41
8.10              Annuity Contracts                                           42



                                            ARTICLE IX
                                              VESTING

9.1               Employee Contributions                                      43
9.2               Employer Contributions                                      43
9.3               Computation Period                                          43
9.4               Requalification Prior To Five Consecutive
                  One-Year Breaks In Service                                  43
9.5               Requalification After Five Consecutive
                  One-Year Breaks In Service                                  43
9.6               Calculating Vested Interest                                 43
9.7               Forfeitures                                                 44
9.8               Amendment Of Vesting Schedule                               44
9.9               Service With Controlled Groups                              44
9.10              Application Of Prior Vesting Rules                          44

                                                ARTICLE X
                                     LIMITATIONS ON ALLOCATIONS AND
                                       ANTIDISCRIMINATION TESTING

10.1              Participation In This Plan Only                             45
10.2              Disposition Of Excess Annual Additions                      45
10.3              Participation In This Plan And Another
                   Regional Prototype Defined Contribution
                   Plan, Welfare Benefit Fund, Or Individual
                   Medical Account Maintained By The Employer                 46
10.4              Disposition Of Excess Annual Additions Under Two Plans      46
10.5              Participation In This Plan And Another Defined
                   Contribution Plan Plan Which Is Not A
                   Regional Prototype Plan                                    47
10.6              Participation In This Plan And A Defined Benefit Plan       47
10.7              Limitations On Allocations                                  47
10.8              Average Deferral Percentage (ADP) Test                      47
10.9              Special Rules Relating To Application Of ADP Test           48
10.10             Recharacterization                                          48
10.11             Average Contribution Percentage (ACP) Test                  49
10.12             Special Rules Relating To Application Of ACP Test           49


                                               ARTICLE XI
                                             ADMINISTRATION

11.1              Plan Administrator                                          51
11.2              Trustee                                                     51
11.3              Administrative Fees And Expenses                            52
11.4              Division Of Duties And Indemnification                      52



                                               ARTICLE XII
                                           TRUST FUND ACCOUNT

12.1              The Fund                                                    54
12.2              Control Of Plan Assets                                      54
12.3              Exclusive Benefit Rules                                     54
12.4              Assignment And Alienation Of Benefits                       54
12.5              Determination Of Qualified Domestic
                  Relations Order (QDRO)                                      54


                                              ARTICLE XIII
                                               INVESTMENTS

13.1              Fiduciary Standards                                         56
13.2              Trustee Appointment                                         56
13.3              Investment Alternatives Of The Trustee                      56
13.4              Participant Loans                                           57
13.5              Insurance Policies                                          58
13.6              Employer Investment Direction                               59
13.7              Employee Investment Direction                               60

                                               ARTICLE XIV
                                          TOP-HEAVY PROVISIONS

14.1              Applicability Of Rules                                      61
14.2              Minimum Contribution                                        61
14.3              Minimum Vesting                                             61


                                               ARTICLE XV
                                        AMENDMENT AND TERMINATION

15.1              Amendment By Sponsor                                        62
15.2              Amendment By Employer                                       62
15.3              Termination                                                 62
15.4              Qualification Of Employer's Plan                            63
15.5              Mergers And Consolidations                                  63
15.6              Resignation And Removal                                     63
15.7              Qualification Of Prototype                                  63


                                     ARTICLE XVI
                                     GOVERNING LAW                            64


                                     PART I
                         SECTION 401(a)(17) LIMITATION                        66


                                 MODEL AMENDMENT

                            Revenue Procedure 93-47                           67

                     REGIONAL PROTOTYPE DEFINED CONTRIBUTION
                                 PLAN AND TRUST

                                  Sponsored By

                           BOETGER & ASSOCIATES, INC.

The Sponsor hereby establishes the following Regional Prototype Defined Contribution Plan and Trust for use by those of its adopting Employers who qualify and wish to provide a qualified retirement program for its Employees. Any Plan and Trust Account established hereunder shall be administered for the exclusive benefit of Participants and their beneficiaries under the following terms and conditions:

                                    ARTICLE I

                                   DEFINITIONS

1.1 Actual Deferral Percentage The ratio (expressed as a percentage and calculated separately for each Participant) of:

     (a) the amount of Employer contributions [as defined at (c) and (d)] actually paid over to the Fund on behalf of such Participant for the Plan Year to

     (b) the Participant's Compensation for such Plan Year. Compensation will only include amounts for the period during which the Employee was eligible to participate.

Employer contributions on behalf of any Participant shall include:

     (c) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals) or are returned as excess Annual Additions; and

     (d) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions.

For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

1.2 Adoption Agreement The document attached to this Plan by which an Employer elects to establish a qualified retirement plan and trust account under the terms of this Regional Prototype Defined Contribution Plan and Trust.

1.3      Aggregate Limit  The sum of:

     (a)  125  percent of the greater of the ADP of the  non-Highly  Compensated
          Employees for the Plan Year or the ACP of non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement as described in Code Section 401(k) or Code Section 402(h)(1)(B) and

     (b)  the lesser of 200% or two plus the lesser of such ADP or ACP.

Alternatively, the Aggregate Limit may be expressed by substituting the word "lesser" for the word "greater" where it appears in the first line of sub-paragraph (a) and substituting the word "greater" for the word "lesser" where it appears for the second time in the first line of sub-paragraph (b).

1.4  Annual   Additions  The  sum  of  the  following   amounts  credited  to  a
Participant's account for the Limitation Year:

         (a)      Employer Contributions,

         (b)      Employee Contributions (under Article IV),

         (c)      forfeitures, and

         (d) amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer (these amounts are treated as Annual Additions to a Defined Contribution Plan though they arise under a Defined Benefit Plan), and

         (e) amounts derived from contributions paid or accrued after 1985, in taxable years ending after 1985, which are either attributable to post-retirement medical benefits, allocated to the account of a Key Employee, or a Welfare Benefit Fund maintained by the Employer are also treated as Annual Additions to a Defined Contribution Plan. For purposes of this paragraph, an Employee is a Key Employee if he or she meets the requirements of paragraph 1.42 at any time during the Plan Year or any preceding Plan Year. Welfare Benefit Fund is defined at paragraph 1.89.

Excess amounts applied in a Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year, pursuant to the provisions of Article X.

1.5 Annuity Starting Date The first day of the first period for which an amount is paid as an annuity or in any other form.

1.6 Applicable Calendar Year The first Distribution Calendar Year, and in the event of the recalculation of life expectancy, such succeeding calendar year. If payments commence in accordance with paragraph 7.4(e) before the Required Beginning Date, the Applicable Calendar Year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the Applicable Calendar Year is the year of purchase.

1.7 Applicable Life Expectancy Used in determining the required minimum distribution. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The life expectancy of a non-Spouse Beneficiary may not be recalculated.

1.8 Average Contribution Percentage (ACP) The average of the Actual Contribution Percentages for each Highly Compensated Employee and for each non-Highly Compensated Employee.

1.9 Average Deferral Percentage (ADP) The average of the Percentages for each Highly Compensated Employee and for each non-Highly Compensated Employee.

1.10 Break In Service A 12-consecutive month period during which an Employee fails to complete more than 500 Hours of Service.

1.11 Code The Internal Revenue Code of 1986, including any amendments.

1.12 Compensation The Employer may select one of the following three safe-harbor definitions of Compensation in the Adoption Agreement. Compensation shall only include amounts earned while a Participant if Plan Year is chosen as the applicable computation period.

     (a) Code Section 3401(a) Wages. Compensation is defined as wages within the meaning of Code Section 3401(a) for the purposes of Federal income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)].

     (b) Code Section 6041 and 6051 Wages. Compensation is defined as wages as defined in Code Section 3401(a) and all other payments of Compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the
          Employee  a  written   statement   under  Code  Section   6041(d)  and
          6051(a)(3). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)].

     (c) Code Section 415 Compensation. For purposes of applying the limitations of Article X and Top-Heavy Minimums, the definition of Compensation shall be Code Section 415 Compensation defined as follows: a Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income [including, but not limited to, commissions paid salesmen, Compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)], and excluding the following:

          1. Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a Simplified Employee Pension Plan or any distributions from a plan of deferred compensation,

          2. Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture,

          3. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          4. other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludible from the gross income of the Employee).

For purposes of applying the limitations of Article X and Top-Heavy Minimums, the definition of Compensation shall be Code Section 415 Compensation described in this paragraph 1.12(c). Also, for purposes of applying the limitations of
Article X, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled [as defined in Code Section 22(e)(3)] is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee [as defined in Code Section 414(q)] and contributions made on behalf of such Participant are nonforfeitable when made.

If the Employer fails to pick the applicable period in the Adoption Agreement, the Plan Year shall be used. Unless otherwise specified by the Employer in the Adoption Agreement, Compensation shall be determined as provided in Code Section 3401(a) [as defined in this paragraph 1.12(a)]. In nonstandardized Adoption Agreements 004, 005 and 006, the Employer may choose to eliminate or exclude categories of Compensation which do not violate the provisions of Code Sections 401(a)(4), 414(s) the regulations thereunder and Revenue Procedure 89-65.

Beginning with 1989 Plan Years, the annual Compensation of each Participant which may be taken into account for determining all benefits provided under the Plan (including benefits under Article XIV) for any year shall not exceed $200,000, as adjusted under Code Section 415(d). In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the end of the Plan year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

If a Plan has a Plan Year that contains fewer than 12 calendar months, then the annual Compensation limit for that period is an amount equal to the $200,000 as adjusted for the calendar year in which the Compensation period begins, multiplied by a fraction the numerator of which is the number of full months in the Short Plan Year and the denominator of which is 12. If Compensation for any prior Plan Year is taken into account in determining an Employee's contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000.

Compensation shall not include deferred Compensation other than contributions through a salary reduction agreement to a cash or deferred plan under Code
Section 401(k), a Simplified Employee Pension Plan under Code Section 402(h)(1)(B), a cafeteria plan under Code Section 125 or a tax-deferred annuity under Code Section 403(b). Unless elected otherwise by the Employer in the Adoption Agreement, these deferred amounts will be considered as Compensation for Plan purposes. These deferred amounts are not counted as Compensation for purposes of Articles X and XIV. When applicable to a Self-Employed Individual, Compensation shall mean Earned Income.

1.13 Contribution Percentage The ratio (expressed as a percentage and calculated separately for each Participant) of:

     (a)  the  Participant's  Contribution  Percentage  Amounts  [as  defined at
          (c)-(f)] for the Plan Year, to

     (b) the Participant's Compensation for the Plan Year. Compensation will only include amounts for the period during which the Employee was eligible to participate.

Contribution Percentage Amounts on behalf of any Participant shall include:

     (c) the amount of Employee Voluntary Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year,

     (d)  forfeitures   of   Excess   Aggregate    Contributions   or   Matching
          Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated,

     (e) at the election of the Employer, Qualified Non-Elective Contributions, and

     (f) the Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

Contribution Percentage Amounts shall not include Matching Contributions, whether or not Qualified, that are forfeited either to correct Excess Aggregate Contributions, or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

1.14 Defined Benefit Plan A Plan under which a Participant's benefit is determined by a formula contained in the Plan and no individual accounts are maintained for Participants.

1.15 Defined Benefit (Plan) Fraction A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent of the Highest Average Compensation, including any adjustments under Code Section 415(b).

Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

1.16 Defined Contribution Dollar Limitation Thirty thousand dollars ($30,000) or if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1)(A) as in effect for the Limitation Year.

1.17 Defined Contribution Plan A Plan under which individual accounts are maintained for each Participant to which all contributions, forfeitures, investment income and gains or losses, and expenses are credited or deducted. A Participant's benefit under such Plan is based solely on the fair market value of his or her account balance.

1.18 Defined Contribution (Plan) Fraction A Fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all Welfare Benefit Funds, as defined in paragraph 1.89 and individual medical accounts, as defined in Code
Section 415(1)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount in the Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (a) the excess of the sum of the fractions over 1.0 times (b) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be re-computed to treat all Employee Contributions as Annual Additions.

1.19 Designated Beneficiary The individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

1.20 Disability An illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than 12 months, certified by a physician selected by or satisfactory to the Employer which prevents the Employee from engaging in any occupation for wage or profit for which the Employee is reasonably fitted by training, education or experience.

1.21 Distribution Calendar Year A calendar year for which a minimum distribution is required.

1.22 Early Retirement Age The age set by the Employer in the Adoption Agreement (but not less than 55), which is the earliest age at which a Participant may retire and receive his or her benefits under the Plan.

1.23 Earned Income Net earnings from self-employment in the trade or business with respect to which the Plan is established, determined without regard to items not included in gross income and the deductions allocable to such items, provided that personal services of the individual are a material income-producing factor. Earned income shall be reduced by contributions made by an Employer to a qualified plan to the extent deductible under Code Section 404. For tax years beginning after 1989, net earnings shall be determined taking into account the deduction for one-half of self-employment taxes allowed to the Employer under Code Section 164(f) to the extent deductible.

1.24 Effective Date The date on which the Employer's retirement plan or amendment to such plan becomes effective. For amendments reflecting statutory and regulatory changes post Tax Reform Act of 1986, the Effective Date will be the earlier of the date upon which such amendment is first administratively applied or the first day of the Plan Year following the date of adoption of such amendment.

1.25 Election Period The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which age 35 is attained, the Election Period shall begin on the date of separation, with respect to the account balance as of the date of separation.

1.26 Elective Deferral Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation. Elective Deferrals shall also include contributions made pursuant to a Salary Savings Agreement or other deferral mechanism, such as a cash option contribution. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code
Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a Salary Savings Agreement. Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.

1.27 Eligible Participant Any Employee who is eligible to make a Voluntary Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Voluntary Contribution or Elective Deferral is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant even though no Voluntary Contributions or Elective Deferrals are made.

1.28 Employee Any person employed by the Employer (including Self-Employed Individuals and partners), all Employees of a member of an affiliated service group [as defined in Code Section 414(m)], Employees of a controlled group of corporations [as defined in Code Section 414(b)], all Employees of any incorporated or unincorporated trade or business which is under common control [as defined in Code Section 414(c)], Leased Employees [as defined in Code
Section 414(n)] and any Employee required to be aggregated by Code Section 414(o). All such Employees shall be treated as employed by a single Employer.

1.29 Employer The Self-Employed Individual, partnership, corporation or other organization which adopts this Plan including any firm that succeeds the Employer and adopting this Plan. For purposes of Article X, Limitations shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations [as defined in Code Section 414(b) as modified by Code Section 415(h)], all commonly controlled trades or businesses [as defined in Code
Section 414(c) as modified by Code Section 415(h)] or affiliated service groups [as defined in Code Section 414(m)] of which the adopting Employer is a part, and other entities required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

1.30 Entry Date The date on which an Employee commences participation in the Plan as determined by the Employer in the Adoption Agreement. Unless the Employer specifies otherwise in the Adoption Agreement, Entry into the Plan shall be on the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

1.31 Excess Aggregate Contributions The excess, with respect to any Plan Year, of:

         (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

         (b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to paragraph 1.34 and then determining Excess Contributions pursuant to paragraph 1.33.

1.32 Excess Amount The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

1.33 Excess Contribution With respect to any Plan Year, the excess of:

         (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

         (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

1.34 Excess Elective Deferrals Those Elective Deferrals that are includable in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

1.35 Family Member The Employee's Spouse, any lineal descendants and ascendants and the Spouse of such lineal descendants and ascendants.

1.36 First Distribution Calendar Year For distributions beginning before the Participant's death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to paragraph 7.10.

1.37 Fund All contributions received by the Trustee under this Plan and Trust Account, investments thereof and earnings and appreciation thereon.

1.38 Hardship An immediate and heavy financial need of the Employee where such Employee lacks other available resources.

1.39 Highest Average Compensation The average compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in the Adoption Agreement.

1.40 Highly Compensated Employee Any Employee who performs service for the Employer during the determination year and who, during the immediate prior year:

     (a) received Compensation from the Employer in excess of $75,000 [as adjusted pursuant to Code Section 415(d)]; or

     (b) received Compensation from the Employer in excess of $50,000 [as adjusted pursuant to Code Section 415(d)] and was a member of the Top-Paid Group for such year; or

     (c) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A).

Notwithstanding (a), (b) and (c), an Employee who was not Highly Compensated during the preceding Plan Year shall not be treated as a Highly Compensated Employee with respect to the current Plan Year unless such Employee is a member of the 100 Employees paid the greatest Compensation during the year for which such determination is being made.

     (d) Employees who are five percent (5%) Owners at any time during the immediate prior year or determination year.

Highly Compensated Employee includes Highly Compensated active Employees and Highly Compensated former Employees.

For purposes of determining those employees that are to be treated as Highly Compensated for a determination year, an Employer maintaining a fiscal year Plan may elect to make the look-back year calculation as defined in ss.1.414(q)-1T, Q&A 14(b) of the Treasury Regulations for a determination year on the basis of the calendar year ending with or within the applicable determination year. For purposes of this election, a determination year that is shorter than twelve (12) months, the look-back year calculation may be made based upon the calendar year ending with or within the twelve-month period ending with the end of the applicable determination year. Where such election is made, the employer shall make its determination year calculation pursuant to the provisions of Treasury Regulation ss.1.414(q)-1T, Q&A 14(b).

1.41     Hour Of Service

     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

     (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Department of Labor Regulations
          Section  2530.200b-2 which are incorporated  herein by this reference;
          and

     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph
          (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     (d) Hours of Service shall be credited for employment with the Employer and with other members of an affiliated service group [as defined in Code Section 414(m)], a controlled group of corporations [as defined in Code Section 414(b)], or a group of trades or businesses under common control [as defined in Code Section 414(c)] of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder. Hours of Service shall also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the regulations thereunder.

     (e) Solely for purposes of determining whether a Break in Service, as defined in paragraph 1.10, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of a birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period. No more than 501 hours will be credited under this paragraph.

     (f) Unless specified otherwise in the Adoption Agreement, Hours of Service shall be determined on the basis of the actual hours for which an Employee is paid or entitled to pay.

1.42 Key Employee Any Employee or former Employee (and the beneficiaries of such employee) who at any time during the determination period was an officer of the Employer if such individual's annual Compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A) (the defined benefit maximum annual benefit), an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the employer if such individual's Compensation exceeds 100% of the dollar limitation under Code Section 415(c)(1)(A), a 5% owner of the Employer, or a 1% owner of the Employer who has an annual Compensation of more than $150,000. For purposes of determining who is a Key Employee, annual Compensation shall mean Compensation as defined for Article X, but including amounts deferred through a salary reduction agreement to a cash or deferred plan under Code Section 401(k), a Simplified Employee Pension Plan under Code Section 408(k), a cafeteria plan under Code Section 125 or a tax-deferred annuity under Code Section 403(b). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

1.43 Leased Employee Any person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient [or for the recipient and related persons determined in accordance with Code Section 414(n)(6)] on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer.

1.44 Limitation Year The calendar year or such other 12-consecutive month period designated by the Employer in the Adoption Agreement for purposes of determining the maximum Annual Addition to a Participant's account. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.45 Master Or Prototype Plan A plan, the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

1.46 Matching Contribution An Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Voluntary Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a Plan maintained by the Employer.

1.47 Maximum Permissible Amount The maximum Annual Addition that may be contributed or allocated to a Participant's account under the plan for any Limitation Year shall not exceed the lesser of:

         (a)      the Defined Contribution Dollar Limitation, or

         (b)      25% of the Participant's Compensation for the Limitation Year.

The Compensation limitation referred to in (b) shall not apply to any contribution for medical benefits [within the meaning of Code Section 401(h) or Code Section 419A(f)(2)] which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the number of months in the short Limitation Year divided by 12.

1.48 Net Profit The current and accumulated operating earnings of the Employer before Federal and State income taxes, excluding nonrecurring or unusual items of income, and before contributions to this and any other qualified plan of the Employer. Alternatively, the Employer may fix another definition in the Adoption Agreement.

1.49 Normal Retirement Age The age, set by the Employer in the Adoption Agreement, at which a Participant may retire and receive his or her benefits under the Plan.

1.50 Owner-Employee A sole proprietor, or a partner owning more than 10% of either the capital or profits interest of the partnership.

1.51 Paired Plans Two or more Plans maintained by the Sponsor designed so that a single or any combination of Plans adopted by an Employer will meet the antidiscrimination rules, the contribution and benefit limitations, and the Top-Heavy provisions of the Code.

1.52 Participant Any Employee who has met the eligibility requirements and is participating in the Plan.

1.53 Participant's Benefit The account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the Valuation Date. A special exception exists for the second distribution Calendar Year. For purposes of this paragraph, if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

1.54 Permissive Aggregation Group Used for Top-Heavy testing purposes, it is the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

1.55 Plan The Employer's qualified retirement plan as embodied herein and in the Adoption Agreement.

1.56 Plan Administrator The Employer.

1.57 Plan Year The 12-consecutive month period designated by the Employer in the Adoption Agreement.

1.58 Present Value Used for Top-Heavy test and determination purposes, when determining the Present Value of accrued benefits, with respect to any Defined Benefit Plan maintained by the Employer, interest and mortality rates shall be determined in accordance with the provisions of the respective plan. If applicable, interest and mortality assumptions will be specified in the section of the Adoption Agreement entitled "Limitations on Allocations".

1.59 Projected Annual Benefit Used to test the maximum benefit which may be obtained from a combination of retirement plans, it is the annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of a Defined Benefit Plan or plans, assuming:

     (a) the Participant will continue employment until Normal Retirement Age under the plan (or current age, if later), and

     (b) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

1.60 Qualified Deferred Compensation Plan Any pension, profit-sharing, stock bonus, or other plan which meets the requirements of Code Section 401 and includes a trust exempt from tax under Code Section 501(a) or any annuity plan described in Code Section 403(a).

An Eligible Retirement Plan is an individual retirement account (IRA) as described in Code Section 408(a), an individual retirement annuity (IRA) as described in Code Section 408(b), an annuity plan as described in Code Section 403(a), or a qualified trust as described in Code Section 401(a), which accepts Eligible Rollover Distributions. However in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

1.61 Qualified Domestic Relations Order A QDRO is a signed Domestic Relations Order issued by a State Court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant's Plan benefit and which meets the requirements of Code Section 414(p). An alternate payee is a Spouse, former Spouse, child, or other dependent who is treated as a beneficiary under the Plan as a result of the QDRO.

1.62 Qualified Early Retirement Age Qualified Early Retirement Age is the latest of:

     (a) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits, or

     (b) the first day of the 120th month beginning before the Participant attains Normal Retirement Age, or

     (c)  the date the Participant begins participation.

1.63 Qualified Joint And Survivor Annuity An immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is at least one-half of but not more than the amount of the annuity payable during the joint lives of the Participant and the Participant's Spouse. The exact amount of the Survivor Annuity is to be specified by the Employer in the Adoption Agreement. If not designated by the Employer, the Survivor Annuity will be one-half of the amount paid to the Participant during his or her lifetime. The Qualified Joint and Survivor Annuity will be the amount of benefit which can be provided by the Participant's Vested Account Balance.

1.64 Qualified Matching Contribution Matching Contributions which when made are subject to the distribution and nonforfeitability requirements under Code
Section 401(k).

1.65 Qualified Non-Elective Contributions Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

1.66 Qualified Voluntary Contribution A tax-deductible voluntary Employee contribution. Qualified Voluntary Contributions are not permitted in this Plan.

1.67 Regional Prototype Plan A plan, the form of which is subject to a favorable notification letter from the Internal Revenue Service.

1.68 Required Aggregation Group Used for Top-Heavy testing purposes, it consists of:

     (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and

     (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code Sections 401(a)(4) or 410.

1.69 Required Beginning Date The date on which a Participant is required to take his or her first minimum distribution under the Plan. The rules are set forth at paragraph 7.5.

1.70 Rollover Contribution A contribution made by a Participant of an amount distributed to such Participant from another Qualified Deferred Compensation Plan in accordance with Code Sections 402(a)(5), (6), and (7).

An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Participant except that an Eligible Rollover Distribution does not include:

     (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Designated Beneficiary, or for a specified period of ten years or more;

     (b) any distribution to the extent such distribution is required under Code Section 401(a)(9); and

     (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

A Direct Rollover is a payment by the plan to the Eligible Retirement Plan specified by the Participant.

1.71 Salary Savings Agreement An agreement between the Employer and a participating Employee where the Employee authorizes the Employer to withhold a specified amount or percentage of his or her Compensation for deposit to the Plan on behalf of such Employee.

1.72 Self-Employed Individual An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established including an individual who would have had Earned Income but for the fact that the trade or business had no Net Profit for the taxable year.

1.73 Service The period of current or prior employment with the Employer. If the
Employer  maintains  a  plan  of  a  predecessor  employer,   Service  for  such
predecessor shall be treated as Service for the Employer.

1.74 Shareholder Employee An Employee or Officer who owns [or is considered as owning within the meaning of Code Section 318(a)(1)], on any day during the taxable year of an electing small business corporation (S Corporation), more than 5% of such corporation's outstanding stock.

1.75 Simplified Employee Pension Plan An individual retirement account which meets the requirements of Code Section 408(k), and to which the Employer makes contributions pursuant to a written formula. These plans are considered for contribution limitation and Top-Heavy testing purposes.

1.76     Sponsor  BOETGER & ASSOCIATES, INC., or any successor(s) or assign(s).
1.77 Spouse (Surviving Spouse) The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p).

1.78 Super Top-Heavy Plan A Plan under which the Top-Heavy Ratio [as defined at paragraph 1.81] exceeds 90%.

1.79 Taxable Wage Base For plans with an allocation formula which takes into account the Employer's contribution under the Federal Insurance Contributions Act (FICA), the maximum amount of earnings which may be considered wages for such Plan Year under the Social Security Act [Code Section 3121(a)(1)], or the amount selected by the Employer in the sub-section of the Adoption Agreement entitled "Taxable Wage Base".

1.80 Top-Heavy Determination Date For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

1.81 Top-Heavy Plan For any Plan Year beginning after 1983, the Employer's Plan is top-heavy if any of the following conditions exist:

         (a) If the Top-Heavy Ratio for the Employer's Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

         (b) If the Employer's plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

         (c) If the Employer's plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.82     Top-Heavy Ratio

         (a) If the Employer maintains one or more Defined Contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any Defined Benefit Plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group as appropriate, is a fraction,

                  (1) the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) [including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)], and

                  (2) the denominator of which is the sum of all account balances [including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)], both computed in accordance with Code Section 416 and the regulations thereunder.

                  Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

         (b) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined
                  Benefit Plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction,

                  (1) the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and

                  (2) the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), all determined in accordance with Code
                           Section 416 and the regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

     (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code
          Section 416 and the regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one hour of service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Regulations thereunder. Qualified Voluntary Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and
          accrued   benefits   will  be   calculated   with   reference  to  the
          Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

1.83 Top-Paid Group The group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such year. For purposes of determining the number of Employees in the group (but not who is in it), the following Employees shall be excluded:

     (a)  Employees who have not completed 6 months of Service.

     (b)  Employees who normally work less than 17 1/2hours per week.

     (c)  Employees who normally do not work more than 6 months during any year.

     (d)  Employees who have not attained age 21.

     (e) Employees included in a collective bargaining unit, covered by an agreement between employee representatives and the Employer, where retirement benefits were the subject of good faith bargaining and provided that 90% or more of the Employer's Employees are covered by the agreement.

     (f) Employees who are nonresident aliens and who receive no earned income which constitutes income from sources within the United States.

1.84 Transfer Contribution A non-taxable transfer of a Participant's benefit directly from a Qualified Deferred Compensation Plan to this Plan.

1.85 Trustee Shall be the individual, individuals or institution appointed by the Employer to serve as Trustee of the Plan. In the event the Employer does not name an individual, individuals or institution to serve as Trustee of the Plan, the Employer will be deemed to be the Trustee.

1.86 Valuation Date The last day of the Plan Year or such other date as agreed to by the Employer and the Trustee on which Participant accounts are revalued in accordance with Article V hereof. For Top-Heavy purposes, the date selected by the Employer as of which the Top-Heavy Ratio is calculated.

1.87 Vested Account Balance The aggregate value of the Participant's vested account balances derived from Employer and Employee contributions (including Rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of
Article VIII shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

For purposes of paragraph 8.7, Vested Account Balance shall mean, in the case of a money purchase pension plan, the Participant's separate account balance attributable solely to Qualified Voluntary Contributions. For profit-sharing plans the above definition shall apply.

1.88 Voluntary Contribution An Employee contribution by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated. For Plan Years beginning after the Plan Year in which this Plan is adopted (or restated) by the Employer, Voluntary Contributions are only permitted in Standardized Adoption Agreement 003 or Nonstandardized Adoption Agreement 006 whether or not the Employer utilizes the salary deferral provisions. Voluntary Contributions for Plan Years beginning after 1986, together with any Matching Contributions as defined in Code Section 401(m), will be limited so as to meet the nondiscrimination test of Code Section 401(m).

1.89 Welfare Benefit Fund Any fund that is part of a plan of the Employer, or has the effect of a plan, through which the Employer provides welfare benefits to Employees or their beneficiaries. For these purposes, Welfare Benefit means any benefit other than those with respect to which Code Section 83(h) (relating to transfers of property in connection with the performance of services), Code
Section 404 (relating to deductions for contributions to an Employee's trust or annuity and Compensation under a deferred payment plan), Code Section 404A (relating to certain foreign deferred compensation plans) apply. A "Fund" is any social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal service organization described in Code
Section 501(c)(7), (9), (17) or (20); any trust, corporation, or other organization not exempt from income tax, or to the extent provided in regulations, any account held for an Employer by any person.

1.90 Year Of Service A 12-consecutive month period during which an Employee is credited with not less than 1,000 (or such lesser number as specified by the Employer in the Adoption Agreement) Hours of Service.

                                   ARTICLE II

                            ELIGIBILITY REQUIREMENTS

2.1 Participation Employees who meet the eligibility requirements in the Adoption Agreement on the Effective Date of the Plan shall become Participants as of the Effective Date of the Plan. If so elected in the Adoption Agreement, all Employees employed on the Effective Date of the Plan may participate, even if they have not satisfied the Plan's specified eligibility requirements. Other Employees shall become Participants on the Entry Date coinciding with or immediately following the date on which they meet the eligibility requirements. Depending on the Plan's eligibility requirements, the entry date may actually be earlier than the date on which the Employee satisfies the eligibility requirements. The Employee must satisfy the eligibility requirements specified in the Adoption Agreement and be employed on the Entry Date to become a Participant in the Plan. In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and service requirements and would have previously become a Participant had he or she been in the eligible class. Employees may waive participation in the Plan. However, this is only permitted if the Employer's adoption is on Nonstandardized Adoption Agreement 004, 005 or 006, and the Plan will meet the minimum coverage requirements in Code Section 410(b) and the minimum participation requirements of Code Section 401(a)(26). [To the extent so provided by regulations, a partner (or other employee) waiving participation in the Plan may cause Code Section 401(k) and the regulations thereunder to apply.] A former Participant shall again become a Participant upon returning to the employ of the Employer at the next Entry Date or if earlier, the next Valuation Date. For this purpose, Participant's Compensation and Service shall be considered from date of rehire.

2.2 Change In Classification Of Employment In the event a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees, such Employee shall participate upon his or her return to an eligible class of Employees.

2.3 Computation Period To determine Years of Service and Breaks in Service for purposes of eligibility, the 12-consecutive month period shall commence on the date on which an Employee first performs an Hour of Service for the Employer and each anniversary thereof, such that the succeeding 12-consecutive month period commences with the employee's first anniversary of employment and so on. If, however, the period so specified is one year or less, the succeeding 12-consecutive month period shall commence on the first day of the Plan Year prior to the anniversary of the date they first performed an Hour of Service regardless of whether the Employee is entitled to be credited with 1,000 (or such lesser number as specified by the Employer in the Adoption Agreement) Hours of Service during their first employment year.

2.4 Employment Rights Participation in the Plan shall not confer upon a Participant any employment rights, nor shall it interfere with the Employer's right to terminate the employment of any Employee at any time.

2.5 Service With Controlled Groups All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be credited for purposes of determining an Employee's eligibility to participate.

2.6 Owner-Employees If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the Plan established for other trades or businesses must, when looked at as a single Plan, satisfy Code Sections 401(a) and (d) for the Employees of this and all other trades or businesses.

If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of the other trades or businesses must be included in a Plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled, and the individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him or her under the most favorable plan of the trade or business which is not controlled.

For purposes of the preceding sentences, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

     (a)  own the entire interest in an unincorporated trade or business, or

     (b) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

2.7 Leased Employees Any Leased Employee shall be treated as an Employee of the recipient Employer; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient if such Employee is covered by a money purchase pension plan providing:

     (a) a non-integrated Employer contribution rate of at least 10% of Compensation, [as defined in Code Section 415(c)(3) but including amounts contributed by the Employer pursuant to a salary reduction agreement, which are excludable from the Employee's gross income under a cafeteria plan covered by Code Section 125, a cash or deferred profit-sharing plan under Code Section 401(k), a Simplified Employee Pension Plan under Code Section 408(k) and a tax-sheltered annuity under Code Section 403(b)],

     (b)  immediate participation, and

     (c)  full and immediate vesting.

This exclusion is only available if Leased Employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated work force.

2.8 Thrift Plans If the Employer makes an election in Adoption Agreements 003 or 006 to require Voluntary Contributions to participate in this Plan, the Employer shall notify each eligible Employee in writing of his or her eligibility for participation at least 30 days prior to the appropriate Entry Date. The Employee shall indicate his or her intention to join the Plan by authorizing the Employer to withhold a percentage of his or her Compensation as provided in the Plan. Such authorization shall be returned to the Employer at least 10 days prior to the Employee's Entry Date. The Employee may decline participation by so indicating on the enrollment form or by failure to return the enrollment form to the Employer prior to the Employee's Entry Date. If the Employee declines to participate, such Employee shall be given the opportunity to join the Plan on the next Entry Date. The taking of a Hardship Withdrawal under the provisions of paragraph 6.9 will impact the Participant's ability to make these contributions.

                                   ARTICLE III

                             EMPLOYER CONTRIBUTIONS

3.1 Amount The Employer intends to make periodic contributions to the Plan in accordance with the formula or formulas selected in the Adoption Agreement. However, the Employer's contribution for any Plan Year shall be subject to the limitations on allocations contained in Article X. A Participant may elect to waive an Employer contribution on his or her behalf for a given Plan Year. However, a Participant may only make this election if the Employer's adoption is on Nonstandardized Adoption Agreement 004, 005 or 006. [In the event a partner in a partnership makes this election, in accordance with Proposed Regulations
Section 1.401(k)-1(a)(6), the Plan will be deemed to constitute a cash or deferred arrangement with respect to the partners. Thus, contributions made on behalf of any partners may be limited to $7,000 indexed as set forth in Code
Section 402(g)]. Any waiver made pursuant to this paragraph will be made prior to the time such Participant accrues a benefit for that Plan Year.

3.2 Expenses And Fees The Employer shall also be authorized to reimburse the Fund for all expenses and fees incurred in the administration of the Plan or Trust Account and paid out of the assets of the Fund. Such expenses shall include, but shall not be limited to, fees for professional services, printing and postage. Brokerage Commissions may not be reimbursed.

3.3 Responsibility For Contributions Neither the Trustee nor the Sponsor shall be required to determine if the Employer has made a contribution or if the amount contributed is in accordance with the Adoption Agreement or the Code. The Employer shall have sole responsibility in this regard. The Trustee shall be accountable solely for contributions actually received by it.

3.4 Return Of Contributions Contributions made to the Fund by the Employer shall be irrevocable except as provided below:

     (a) Any contribution forwarded to the Trustee because of a mistake of fact, provided that the contribution is returned to the Employer within one year of the contribution.

     (b) In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

     (c) Contributions forwarded to the Trustee are presumed to be deductible and are conditioned on their deductibility. Contributions which are determined to not be deductible will be returned to the Employer.

                                   ARTICLE IV

                             EMPLOYEE CONTRIBUTIONS

4.1 Voluntary Contributions An Employee may make Voluntary Contributions to the Plan established hereunder if so authorized by the Employer in a uniform and nondiscriminatory manner. Such contributions are subject to the limitations on Annual Additions and are subject to antidiscrimination testing. Voluntary Contributions are permitted only in Adoption Agreements 003 and 006.

4.2 Qualified Voluntary Contributions A Participant may no longer make Qualified Voluntary Contributions to the Plan. Such amounts already contributed may remain in the Trust Fund Account until distributed to the Participant.

4.3 Rollover Contribution Unless provided otherwise in the Adoption Agreement, a Participant may make a Rollover Contribution to any Defined Contribution Plan established hereunder of all or any part of an amount distributed or distributable to him or her from a Qualified Deferred Compensation Plan provided:

     (a) the amount distributed to the Participant is deposited to the Plan no later than the sixtieth day after such distribution was received by the Participant,

     (b) the amount distributed is not one of a series of substantially equal periodic payments made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Designated Beneficiary, or for a specified period of ten years or more;

     (c) the amount distributed is not required under section 401(a)(9) of the Code;

     (d) if the amount distributed included property such property is rolled over, or if sold the proceeds of such property may be rolled over,

     (e) the amount distributed is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

In addition, if the Adoption Agreement allows Rollover Contributions, the Plan will also accept any Eligible Rollover Distribution (as defined at paragraph 1.70) directly to the Plan.

Rollover Contributions, which relate to distributions prior to January 1, 1993, must be made in accordance with paragraphs (a) through (e) and additionally meet the requirements of paragraph (f):

     (f)  The  distribution  from  the  Qualified  Deferred   Compensation  Plan
          constituted the Participant's entire interest in such Plan and was distributed within one taxable year to the Participant:

          (1) on account of separation from Service, a Plan termination, or in the case of a profit-sharing or stock bonus plan, a complete discontinuance of contributions under such plan within the meaning of Section 402(a)(6)(A) of the Code, or

          (2) in one or more distributions which constitute a qualified lump sum distribution within the meaning of Code Section 402(e)(4)(A), determined without reference to subparagraphs (B) and (H).

Such Rollover Contribution may also be made through an Individual Retirement Account qualified under Code Section 408 where the IRA was used as a conduit from the Qualified Deferred Compensation Plan, the Rollover Contribution is made in accordance with the rules provided under paragraphs (a) through (e) and the Rollover Contribution does not include any regular IRA contributions, or earnings thereon, which the Participant may have made to the IRA. Rollover Contributions, which relate to distributions prior to January 1, 1993, may be made through an IRA in accordance with paragraphs (a) through (f) and additional requirements as provided in the previous sentence. The Trustee shall not be held responsible for determining the tax-free status of any Rollover Contribution made under this Plan.

4.4 Transfer Contribution Unless provided otherwise in the Adoption Agreement a Participant may, subject to the provisions of paragraph 4.5, also arrange for the direct transfer of his or her benefit from a Qualified Deferred Compensation Plan to this Plan. For accounting and record keeping purposes, Transfer Contributions shall be treated in the same manner as Rollover Contributions.

In the event the Employer accepts a Transfer Contribution from a Plan in which the Employee was directing the investments of his or her account, the Employer may continue to permit the Employee to direct his or her investments in accordance with paragraph 13.7 with respect only to such Transfer Contribution. Notwithstanding the above, the Employer may refuse to accept such Transfer Contributions.

4.5 Employer Approval Of Transfer Contributions The Employer maintaining a Safe-Harbor Profit-Sharing Plan in accordance with the provisions of paragraph 8.7, acting in a nondiscriminatory manner, may in its sole discretion refuse to allow Transfer Contributions to its profit-sharing plan, if such contributions are directly or indirectly being transferred from a defined benefit plan, a money purchase pension plan (including a target benefit plan), a stock bonus plan, or another profit-sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

4.6 Elective Deferrals A Participant may enter into a Elective Deferrals Agreement with the Employer authorizing the Employer to withhold a portion of such Participant's Compensation not to exceed $7,000 per calendar year as adjusted for inflation or, if lesser, the percentage of Compensation specified in the Adoption Agreement and to deposit such amount to the Plan. No Participant shall be permitted to have Elective Deferrals made under this Plan or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year. Thus, the $7,000 limit may be reduced if a Participant contributes pre-tax contributions to qualified plans of this or other Employers. Any such contribution shall be credited to the Employee's Elective Deferrals Account. Unless otherwise specified in the Adoption Agreement, a Participant may amend his or her Elective Deferrals Agreement to increase, decrease or terminate the percentage upon 30 days written notice to the Employer. If a Participant terminates his or her agreement, such Participant shall not be permitted to put a new Elective Deferrals Agreement into effect until the first pay period in the next Plan Year, unless otherwise stated in the Adoption Agreement. The Employer may also amend or terminate said agreement on written notice to the Participant. If a Participant has not authorized the Employer to withhold at the maximum rate and desires to increase the total withheld for a Plan Year, such Participant may authorize the Employer upon 30 days notice to withhold a supplemental amount up to 100% of his or her Compensation for one or more pay periods. In no event may the sum of the amounts withheld under the Elective Deferrals Agreement plus the supplemental withholding exceed 25% of a Participant's Compensation for a Plan Year. The Employer may also recharacterize as after-tax Voluntary Contributions all or any portion of amounts previously withheld under any Elective Deferrals Agreement within the Plan Year as provided for at paragraph 10.10. This may be done to insure that the Plan will meet one of the antidiscrimination tests under Code
Section 401(k). Elective Deferrals shall be deposited in the Trust within 30 days after being withheld from the Participant's pay. Elective Deferrals are permitted only in Standardized Adoption Agreement 003, Nonstandardized Adoption Agreement 006, and Standardized Adoption Agreement 009.

4.7 Required Voluntary Contributions If the Employer makes a thrift election in the Adoption Agreement, each eligible Participant shall be required to make Voluntary Contributions to the Plan for credit to his or her account as provided in the Adoption Agreement. Such Voluntary Contributions shall be withheld from the Employee's Compensation and shall be transmitted by the Employer to the Trustee as agreed between the Employer and Trustee. A Participant may discontinue participation or change his or her Voluntary Contribution percentage by so advising the Employer at least 10 days prior to the date on which such discontinuance or change is to be effective. If a Participant discontinues his or her Voluntary Contributions, such Participant may not again authorize Voluntary Contributions for a period of one year from the date of discontinuance. A Participant may voluntarily change his or her Voluntary Contribution percentage once during any Plan Year and may also agree to have a reduction in his or her contribution, if required to satisfy the requirements of the ACP test. Voluntary Contributions are permitted only in Standardized Adoption Agreement 003 and Nonstandardized Adoption Agreement 006.

4.8 Direct Rollover Of Benefits Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this paragraph, for distributions made on or after January 1, 1993, a Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover. Any portion of a distribution which is not paid directly to an Eligible Retirement Plan shall be distributed to the Participant. For purposes of this paragraph, a Surviving Spouse or a Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order as defined in Code Section 414(p), will be permitted to elect to have any Eligible Rollover Distribution paid directly to an individual retirement account (IRA) or an individual retirement annuity
(IRA).

The Plan provisions otherwise applicable to distributions continue to apply to Rollover and Transfer Contributions.

                                    ARTICLE V

                              PARTICIPANT ACCOUNTS

5.1 Separate Accounts The Employer shall establish a separate bookkeeping account for each Participant showing the total value of his or her interest in the Fund. Each Participant's account shall be separated for bookkeeping purposes into the following sub-accounts:

     (a)  Employer Contributions.

                  (1)      Matching Contributions.

                  (2)      Qualified Matching Contributions.

                  (3)      Qualified Non-Elective Contributions.

                  (4)      Discretionary Contributions.

                  (5)      Elective Deferrals.

     (b) Voluntary Contributions (and additional amounts including, required contributions and if applicable, either repayments of loans previously defaulted on and treated as "deemed distributions" on which a tax report has been issued, and amounts paid out upon a separation from service which have been included in income and which are repaid after being re-hired by the Employer).

     (c) Qualified Voluntary Contributions (if the Plan previously accepted these).

     (d)  Rollover Contributions.

     (e)  Transfer Contributions.

5.2 Adjustments To Participant Accounts As of each Valuation Date of the Plan, the Employer shall add to each account:

     (a) the Participant's share of the Employer's contribution and forfeitures as determined in the Adoption Agreement,

     (b) any Elective Deferrals, Voluntary, Rollover or Transfer Contributions made by the Participant.

     (c) any repayment of amounts previously paid out to a Participant upon a separation from Service and repaid by the Participant since the last Valuation Date, and

     (d) the Participant's proportionate share of any investment earnings and increase in the fair market value of the Fund since the last Valuation Date, as determined at paragraph 5.4.

The Employer shall deduct from each account:

     (e) any withdrawals or payments made from the Participant's account since the last Valuation Date, and

     (f) the Participant's proportionate share of any decrease in the fair market value of the Fund since the last Valuation Date, as determined at paragraph 5.4.

5.3 Allocating Employer Contributions The Employer's contribution shall be allocated to Participants in accordance with the allocation formula selected by the Employer in the Adoption Agreement, and the minimum contribution and allocation requirements for Top-Heavy Plans. Beginning with the 1990 Plan Year and thereafter, for plans on Standardized Adoption Agreements 001, 002, 003, 007, 008 and 009, Participants who are credited with more than 500 Hours of Service or are employed on the last day of the Plan Year must receive a full allocation of Employer contributions. In Nonstandardized Adoption Agreements 004, 005, and 006, Employer contributions shall be allocated to the accounts of Participants employed by the Employer on the last day of the Plan Year unless indicated otherwise in the Adoption Agreement. In the case of a non-Top-Heavy, Nonstandardized Plan, Participants must also have completed a Year of Service unless otherwise specified in the Adoption Agreement. For Nonstandardized Adoption Agreements 004, 005, and 006, the Employer may only apply the last day of the Plan Year and Year of Service requirements, if the Plan satisfies the requirements of Code Sections 401(a)(26) and 410(b) and the regulations thereunder including the exception for 401(k) plans. If, when applying the last day and Year of Service requirements, the Plan fails to satisfy the aforementioned requirements, additional Participants will be eligible to receive an allocation of Employer Contributions until the requirements are satisfied. Participants who are credited with a Year of Service, but not employed at Plan Year end, are the first category of additional Participants eligible to receive an allocation. If the requirements are still not satisfied, Participants credited with more than 500 Hours of Service and employed at Plan Year end are the next category of Participants eligible to receive an allocation. Finally, if necessary to satisfy the said requirements, any Participant credited with more than 500 Hours of Service will be eligible for an allocation of Employer Contributions.

5.4 Allocating Investment Earnings And Losses A Participant's share of investment earnings and any increase or decrease in the fair market value of the Fund shall be based on the proportionate value of all active accounts (other than accounts with segregated investments) as of the last Valuation Date less withdrawals since the last Valuation Date. If Employer and/or Employee contributions are made monthly, quarterly, or on some other systematic basis, the adjusted value of such accounts for allocation of investment income and gains or losses shall include one-half the Employer contributions for such period. If Employer and/or Employee contributions are not made on a systematic basis, it is assumed that they are made at the end of the valuation period and therefore will not receive an allocation of investment earnings and gains or losses for such period.

Alternatively, at the Plan Administrator's option, all Employer contributions will be credited with an allocation of the actual investment earnings and gains and losses from the actual date of deposit of each such contribution until the end of the period. Accounts with segregated investments shall receive only the income or loss on such segregated investments. In no event shall the selection of a method of allocating gains and losses be used to discriminate in favor of the Highly Compensated Employees.

5.5 Participant Statements Upon completing the allocations described above for the Valuation Date coinciding with the end of the Plan Year, the Employer shall prepare a statement for each Participant showing the additions to and subtractions from his or her account since the last such statement and the fair market value of his or her account as of the current Valuation Date. Employers so choosing may prepare Participant statements for each Valuation Date.

                                   ARTICLE VI

                      RETIREMENT BENEFITS AND DISTRIBUTIONS

6.1 Normal Retirement Benefits A Participant shall be entitled to receive the balance held in his or her account from Employer contributions upon attaining Normal Retirement Age or at such earlier dates as the provisions of this Article VI may allow. If the Participant elects to continue working past his or her Normal Retirement Age, he or she will continue as an active Plan Participant and no distribution shall be made to such Participant until his or her actual retirement date unless the employer elects otherwise in the Adoption Agreement, or a minimum distribution is required by law. Settlement shall be made in the normal form, or if elected in one of the optional forms of payment provided below.

6.2 Early Retirement Benefits If the Employer so provides in the Adoption Agreement, an Early Retirement benefit will be available to individuals who meet the age and Service requirements. An individual who meets the Early Retirement Age requirements and separates from Service, will become fully vested, regardless of any vesting schedule which otherwise might apply. If a Participant separates from Service before satisfying the age requirements, but after having satisfied the Service requirement, the Participant will be entitled to elect an Early Retirement benefit upon satisfaction of the age requirement.

6.3      Benefits On Termination Of Employment

     (a) If a Participant terminates employment prior to Normal Retirement Age, such Participant shall be entitled to receive the vested balance held in his or her account payable at Normal Retirement Age in the normal form, or if elected, in one of the optional forms of payment provided hereunder. If applicable, the Early Retirement Benefit provisions may be elected. Notwithstanding the preceding sentence, a former Participant may, if allowed in the Adoption Agreement, make application to the Employer requesting early payment of any deferred vested and nonforfeitable benefit due.

     (b) If a Participant terminates employment, and the value of that Participant's Vested Account Balance derived from Employer and Employee contributions is not greater than $3,500, the Participant may receive a lump sum distribution of the value of the entire vested portion of such account balance and the non-vested portion will be treated as a forfeiture. The Employer shall continue to follow their consistent policy, as may be established, regarding immediate cash-outs of Vested Account Balances of $3,500 or less. For purposes of this article, if the value of a Participant's Vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account Balance immediately following termination. Likewise, if the Participant is reemployed prior to incurring 5 consecutive 1-year Breaks in Service they will be deemed to have immediately repaid such distribution. For Plan Years prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions. Notwithstanding the above, if the Employer maintains or has maintained a policy of not distributing any amounts until the Participant's Normal Retirement Age, the Employer can continue to uniformly apply such policy.

     (c) If a Participant terminates Service with a Vested Account Balance derived from Employer and Employee contributions in excess of $3,500, and elects (with his or her Spouse's consent) to receive 100% of the value of his or her Vested Account Balance in a lump sum, the non-vested portion will be treated as a forfeiture. Except as provided at paragraph 6.4(c), the Participant (and his or her Spouse) must consent to any distribution, when the Vested Account Balance described above exceeds $3,500 or if at the time of any prior distribution it exceeded $3,500. For purposes of this paragraph, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions, for Plan Years beginning prior to 1989.

     (d) Distribution of less than 100% of the Participant's Vested Account Balance shall only be permitted if the Participant is fully vested upon termination of employment.

     (e) If a Participant who is not 100% vested receives or is deemed to receive a distribution pursuant to this paragraph, and such Participant's non-vested benefit is forfeited hereunder, and if such Participant resumes employment covered under this Plan, the Participant shall have the right to repay to the Plan the full amount of the distribution attributable to Employer contributions on or before the earlier of the date that the Participant incurs 5 consecutive 1-year Breaks in Service following the date of distribution  or  five  years  after  the  first  date  on  which  the
          Participant is subsequently reemployed. In such event, the Participant's forfeiture shall be restored to his or her account as of the Valuation Date at the end of the Plan Year following the date on which repayment of the distribution is received. Restoration of the forfeiture amount shall be accomplished in accordance with the procedure selected by the Employer in the Adoption Agreement.

     (f) A Participant shall also have the option, to postpone payment of his or her Plan benefits until the first day of April following the calendar year in which he or she attains age 70\1/2. Any balance of a Participant's account resulting from his or her Employee contributions not previously withdrawn, if any, may be withdrawn by the Participant immediately following separation from Service.

     (g) If a Participant ceases to be an active Employee as a result of a Disability as defined at paragraph 1.20, such Participant shall be able to make an application for a disability retirement benefit payment. The Participant's account balance will be deemed "immediately distributable" as set forth in paragraph 6.4, and will be fully vested pursuant to paragraph 9.2.

6.4      Restrictions On Immediate Distributions

     (a) An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained whether or not deceased) the later of the Normal Retirement Age or age 62.

     (b) If the value of a Participant's Vested Account Balance derived from Employer and Employee Contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and his or her Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Spouse shall be obtained in writing within the 90-day period ending on the annuity starting date, which is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the plan in a manner that would satisfy the notice requirements of Code
          Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

     (c) Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to paragraph 8.7 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another Defined Contribution Plan [other than an employee stock ownership plan as defined in Code Section 4975(e)(7)] within the same controlled group.

     (d) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after 1988, the Participant's Vested Account Balance shall not include amounts attributable to Qualified Voluntary Contributions.

6.5 Normal Form Of Payment The normal form of payment for a profit- sharing plan satisfying the requirements of paragraph 8.7 hereof shall be a lump sum with no option for annuity payments. For all other plans, the normal form of payment hereunder shall be a Qualified Joint and Survivor Annuity as provided under
Article VIII. A Participant whose Vested Account Balance derived from Employer and Employee contributions exceeds $3,500, or if at the time of any prior distribution it exceeds $3,500, shall (with the consent of his or her Spouse) have the right to receive his or her benefit in a lump sum or in monthly, quarterly, semi-annual or annual payments from the Fund over any period not extending beyond the life expectancy of the Participant and his or her Beneficiary. For purposes of this paragraph, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions, for Plan Years beginning prior to 1989. The normal form of payment shall be automatic, unless the Participant files a written request with the Employer prior to the date on which the benefit is automatically payable, electing a lump sum or installment payment option. No amendment to the Plan may eliminate one of the optional distribution forms listed above.

6.6      Commencement Of Benefits

     (a) Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

          (1) the Participant attains age 65 (or normal retirement age if earlier),

          (2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

          (3)  the Participant terminates Service with the Employer.

     (b) Notwithstanding the foregoing, the failure of a Participant and Spouse (if necessary) to consent to a distribution while a benefit is immediately distributable, within the meaning of paragraph 6.4 hereof, shall be deemed an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph.

     (c) Unless the Employer provides otherwise in the Adoption Agreement, distributions of benefits will be made within 60 days following the close of the Plan Year during which a distribution is requested or otherwise becomes payable.

6.7 Claims Procedures Upon retirement, death, or other severance of employment, the Participant or his or her representative may make application to the Employer requesting payment of benefits due and the manner of payment. If no application for benefits is made, the Employer shall automatically pay any vested benefit due hereunder in the normal form at the time prescribed at paragraph 6.6. If an application for benefits is made, the Employer shall accept, reject, or modify such request and shall notify the Participant in writing setting forth the response of the Employer and in the case of a denial or modification the Employer shall:

     (a)  state the specific reason or reasons for the denial,

     (b) provide specific reference to pertinent Plan provisions on which the denial is based,

     (c) provide a description of any additional material or information necessary for the Participant or his representative to perfect the claim and an explanation of why such material or information is necessary, and

     (d)  explain the Plan's claim review procedure as contained in this Plan.

In the event the request is rejected or modified, the Participant or his representative may within 60 days following receipt by the Participant or representative of such rejection or modification, submit a written request for review by the Employer of its initial decision. Within 60 days following such request for review, the Employer shall render its final decision in writing to the Participant or representative stating specific reasons for such decision. If the Participant or representative is not satisfied with the Employer's final decision, the Participant or representative can institute an action in a federal court of competent jurisdiction; for this purpose, process would be served on the Employer.

6.8 In-Service Withdrawals An Employee may withdraw all or any part of the fair market value of his or her Mandatory Contributions, Voluntary Contributions, Qualified Voluntary Contributions or Rollover Contributions, upon written request to the Employer. Transfer Contributions, which originate from a Plan meeting the safe-harbor provisions of paragraph 8.7, may also be withdrawn by an Employee upon written request to the Employer. Transfer Contributions not meeting the safe-harbor provisions may only be withdrawn upon retirement, death, Disability, termination or termination of the Plan, and will be subject to Spousal consent requirements contained in Code Sections 411(a)(11) and 417. No such withdrawals are permitted from a money purchase plan until the Participant reaches Normal Retirement Age. Such request shall include the Participant's address, social security number, birthdate, and amount of the withdrawal. If at the time a distribution of Qualified Voluntary Contributions is received the Participant has not attained age 59 1/2 and is not disabled, as defined at Code
Section 22(e)(3), the Participant will be subject to a federal income tax penalty, unless the distribution is rolled over to a qualified plan or individual retirement plan within 60 days of the date of distribution. A Participant may withdraw all or any part of the fair market value of his or her pre-1987 Voluntary Contributions with or without withdrawing the earnings attributable thereto. Post-1986 Voluntary Contributions may only be withdrawn along with a portion of the earnings thereon. The amount of the earnings to be withdrawn is determined by using the formula: DA[1-(V / V + E)], where DA is the distribution amount, V is the amount of Voluntary Contributions and V + E is the amount of Voluntary Contributions plus the earnings attributable thereto. A Participant withdrawing his or her other contributions prior to attaining age 59 1/2, will be subject to a federal tax penalty to the extent that the withdrawn amounts are includable in income. Unless the Employer provides otherwise in the Adoption Agreement, any Participant in a profit-sharing plan who is 100% fully vested in his or her Employer contributions may withdraw all or any part of the fair market value of any of such contributions that have been in the account at least two years, plus the investment earnings thereon, without separation from Service. Such distributions shall not be eligible for redeposit to the Fund. A withdrawal under this paragraph shall not prohibit such Participant from sharing in any future Employer Contribution he or she would otherwise be eligible to share in. A request to withdraw amounts pursuant to this paragraph must if applicable, be consented to by the Participant's Spouse. The consent shall comply with the requirements of paragraph 6.4 relating to immediate distributions. Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's or Beneficiaries' election, earlier than upon separation from Service, death, or Disability. Such amounts may also be distributed upon:

     (a) Termination of the Plan without the establishment of another Defined Contribution Plan.

     (b) The disposition by a corporation to an unrelated corporation of substantially all of the assets [within the meaning of Code Section 409(d)(2)] used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

     (c) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary [within the meaning of Code
          Section 409(d)(3)] if such corporation continues to maintain this plan, but only with respect to Employees who continue employment with such subsidiary.

     (d)  The attainment of age 59 1/2.

     (e)  The Hardship of the Participant as described in paragraph 6.9.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the Spousal and Participant consent requirements, if applicable, contained in Code Sections 401(a)(11) and 417.

6.9 Hardship Withdrawal If permitted by the Employer in the Adoption Agreement, a Participant in a profit-sharing plan may request a hardship withdrawal prior to attaining age 59 1/2. If the Participant has not attained age 59 1/2, the Participant may be subject to a federal income tax penalty. Such request shall be in writing to the Employer who shall have sole authority to authorize a hardship withdrawal, pursuant to the rules below. Hardship withdrawals may include Elective Deferrals and any earnings accrued and credited thereon as of the last day of the Plan Year ending before July 1, 1989 and Employer related contributions, including but not limited to Employer Matching Contributions, plus the investment earnings thereon to the extent vested. Qualified Matching Contributions, Qualified Non-Elective Contributions and Elective Deferrals reclassified as Voluntary Contributions, plus the investment earnings thereon are only available for a Hardship Withdrawal prior to age 59 1/2 to the extent that they were credited to the Participant's Account as of the last day of the Plan Year ending prior to July 1, 1989. The Plan Administrator may limit withdrawals to Elective Deferrals and the earnings thereon as stipulated above. Hardship withdrawals are subject to the Spousal consent requirements contained in Code Sections 401(a)(11) and 417. Only the following reasons are valid to obtain hardship withdrawal:

     (a) medical expenses [within the meaning of Code Section 213(d)] of the Participant, his or her Spouse, children and other dependents,

     (b) the purchase (excluding mortgage payments) of the principal residence for the Participant,

     (c) payment of tuition and related educational expenses for the next twelve (12) months of post-secondary education for the Participant, his or her Spouse, children or other dependents, or

     (d) the need to prevent eviction of the Employee from or a foreclosure on the mortgage of, the Employee's principal residence.

Furthermore, for Plans on Adoption Agreements 003 and 006, the following conditions must be met in order for a withdrawal to be authorized:

     (e) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer,

     (f) all plans maintained by the Employer provide that the Employee's Elective Deferrals and Voluntary Contributions will be suspended for twelve months after the receipt of the Hardship distribution,

     (g) the distribution is not in excess of the amount of the immediate and heavy financial need [(a) through (d)] above, and

     (h) all plans maintained by the Employer provide that an Employee may only make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution of the applicable limit under Code Section 402(g) for such taxable year, less the amount of such Employee's pre-tax contributions for the taxable year of the hardship distribution.

  If a distribution is made from any Plan at a time when a Participant has a nonforfeitable right to less than 100% of the account balance derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the account:

     (a) A separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

     (b) At any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

                                          X = P [AB + (R X D)] - (R X D)

  For purposes of applying the formula: "P" is the nonforfeitable percentage at the relevant time, "AB" is the account balance at the relevant time, "D" is the amount of the distribution and "R" is the ratio of the account balance at the relevant time to the account balance after distribution.

                                   ARTICLE VII

                            DISTRIBUTION REQUIREMENTS

7.1 Joint And Survivor Annuity Requirements All distributions made under the terms of this Plan must comply with the provisions of Article VIII including, if applicable, the safe harbor provisions thereunder.

7.2 Minimum Distribution Requirements All distributions required under this Article shall be determined and made in accordance with the minimum distribution requirements of Code Section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental benefit rules found at Regulations Section 1.401(a)(9)-2. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date. Life expectancy and joint and last survivor life expectancy are computed by using the expected return multiples found in Tables V and VI of Regulations Section 1.72-9.

7.3 Limits On Distribution Periods As of the First Distribution Calendar Year, distributions if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

     (a)  the life of the Participant,

     (b)  the life of the Participant and a Designated Beneficiary,

     (c) a period certain not extending beyond the life expectancy of the participant, or

     (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

7.4      Required Distributions On Or After The Required Beginning Date

     (a) If a participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the First Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's benefit by the Applicable Life Expectancy.

     (b) For calendar years beginning before 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must have assured that at least 50% of the Present Value of the amount available for distribution was to be paid within the life expectancy of the Participant.

     (c) For calendar years beginning after 1988, the amount to be distributed each year, beginning with distributions for the First Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Regulations Section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy as the relevant divisor without regard to Regulations Section 1.401(a)(9)-2.

     (d) The minimum distribution required for the Participant's First Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

     (e) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder.

     (f) For purposes of determining the amount of the required distribution for each Distribution Calendar Year, the account balance to be used is the account balance determined as of the last valuation preceding the Distribution Calendar Year. This balance will be increased by the amount of any contributions or forfeitures allocated to the account balance after the valuation date in such preceding calendar year. Such balance will also be decreased by distributions made after the Valuation Date in such preceding Calendar Year.

     (g) For purposes of subparagraph 7.4(f), if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

7.5      Required Beginning Date

     (a) General Rule. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

     (b) Transitional Rules. The Required Beginning Date of a Participant who attained age 70 1/2 before 1988, shall be determined in accordance with (1) or (2) below:

          (1) Non-5-percent owners. The Required Beginning Date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs. The Required Beginning Date of a Participant who is not a 5-percent owner, who attains age 70 1/2 during 1988 and who has not retired as of 1989, is April 1, 1990.

          (2) 5-percent owners. The Required Beginning Date of a Participant who is a 5-percent owner during any year beginning after 1979, is the first day of April following the later of:

               (i) the calendar year in which the Participant attains age 70 1/2, or

               (ii) the earlier of the  calendar  year with or within which ends the plan year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

     (c) A Participant is treated as a 5-percent owner for purposes of this Paragraph if such Participant is a 5-percent owner as defined in Code
          Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such Owner attains age 66 1/2 or any subsequent Plan Year.

     (d)  Once  distributions  have  begun  to  a  5-percent  owner  under  this
          paragraph,  they  must  continue  to  be  distributed,   even  if  the
          Participant ceases to be a 5-percent owner in a subsequent year.

7.6      Transitional Rule

     (a) Notwithstanding the other requirements of this article and subject to the requirements of Article VIII, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

          (i) The distribution by the trust is one which would not have disqualified such trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

          (ii) The distribution is in accordance with a method of distribution designated by the employee whose interest in the trust is being distributed or, if the employee is deceased, by a beneficiary of such employee.

          (iii)Such designation was in writing, was signed by the employee or the beneficiary, and was made before January 1, 1984.

          (iv) The Employee has accrued a benefit under the Plan as of December 31, 1983.

          (v) The method of distribution designated by the Employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the beneficiaries of the Employee listed in order of priority.

     (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

     (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in sub-paragraphs (a)(i) and (a)(v) above.

     (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the
          Regulations thereunder, but for the Tax Equity and Fiscal Responsibility Act Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Regulations
          Section 1.401(a)(9)-2. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Regulations Section 1.401(a)(9)-2 shall apply.

7.7 Designation Of Beneficiary For Death Benefit Each Participant shall file a written designation of beneficiary with the Employer upon qualifying for participation in this Plan. Such designation shall remain in force until revoked by the Participant by filing a new beneficiary form with the Employer. The Participant may elect to have a portion of his or her account balance invested in an insurance contract. If an insurance contract is purchased under the Plan, the Trustee must be named as Beneficiary under the terms of the contract. However, the Participant shall designate a Beneficiary to receive the proceeds of the contract after settlement is received by the Trustee. Under a profit-sharing plan satisfying the requirements of paragraph 8.7 hereof, the Designated Beneficiary shall be the Participant's Surviving Spouse, if any, unless such Spouse properly consents otherwise.

7.8 Nonexistence Of Beneficiary Any portion of the amount payable hereunder which is not disposed of because of the Participant's or former Participant's failure to designate a beneficiary, or because all of the Designated Beneficiaries are deceased, shall be paid to his or her Spouse. If the Participant had no Spouse at the time of death, payment shall be made to the personal representative of his or her estate in a lump sum.

7.9 Distribution Beginning Before Death If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

7.10 Distribution Beginning After Death If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

     (a) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

     (b) If the Designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the participant died, or (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this paragraph by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the participant.

If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, then distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

For purposes of this paragraph if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of this paragraph with the exception of paragraph (b) therein, shall be applied as if the Surviving Spouse were the Participant. For the purposes of this paragraph and paragraph 7.9, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if the preceding sentence is applicable, the date distribution is required to begin to the Surviving Spouse). If distribution in the form of an annuity described in paragraph 7.4(e) irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

For purposes of paragraph 7.9 and this paragraph, if an amount is payable to either a minor or an individual who has been declared incompetent, the benefits shall be paid to the legally appointed guardian for the benefit of said minor or incompetent individual, unless the court which appointed the guardian has ordered otherwise.

7.11     Distribution Of Excess Elective Deferrals

     (a) Notwithstanding any other provision of the Plan, Excess Elective Deferrals plus any income and minus any loss allocable thereto, shall be distributed no later than April 15, 1988, and each April 15 thereafter, to Participants to whose accounts Excess Elective Deferrals were allocated for the preceding taxable year, and who claim Excess Elective Deferrals for such taxable year. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer. Furthermore, a Participant who participates in another plan allowing Elective Deferrals may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant, by notifying the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned.

     (b) The Participant's claim shall be in writing; shall be submitted to the Plan Administrator not later than March 1 of each year; shall specify the amount of the Participant's Excess Elective Deferrals for the preceding taxable year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k) [Simplified Employee Pensions], or 403(b) [annuity programs for public schools and charitable organizations] will exceed the $7,000 limit as adjusted under Code Section 415(d) imposed on the Participant by Code
          Section 402(g) for the year in which the deferral occurred.

     (c) Excess Elective Deferrals shall be adjusted for any income or loss up to the end of the taxable year, during which such excess was deferred. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

     (d) If the Participant receives a return of his or her Elective Deferrals, the amount of such contributions which are returned must be brought into the Employee's taxable income.


7.12     Distributions of Excess Contributions

     (a) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2
          1/2months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of Code Section 414(q)(6) in the manner prescribed by the regulations thereunder.

     (b) Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

     (c) Excess Contributions shall be adjusted for any income or loss up to the end of the Plan Year. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

     (d) Excess Contributions shall be distributed from the Participant's Contribution account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-Elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

7.13     Distribution Of Excess Aggregate Contributions

     (a) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of Code Section 414(q)(6) in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2 1/2months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the plan.

     (b) Excess Aggregate Contributions shall be adjusted for any income or loss up to the end of the Plan Year. The income or loss allocable to Excess Aggregate Contributions is the sum of income or loss for the Plan Year allocable to the Participant's Voluntary Contribution account, Matching Contribution account, (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-Elective Contribution account and Elective Deferral account. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

     (c) Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of non-Highly Compensated Employees or applied to reduce Employer contributions, as elected by the employer in the Adoption Agreement.

     (d) Excess Aggregate Contributions shall be forfeited if such amount is not vested. If vested, such excess shall be distributed on a pro-rata basis from the Participant's Voluntary Contribution account (and, if applicable, the Participant's Qualified Non-Elective Contribution account or Elective Deferral account, or both).

                                  ARTICLE VIII

                     JOINT AND SURVIVOR ANNUITY REQUIREMENTS

8.1 Applicability Of Provisions The provisions of this Article shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984 and such other Participants as provided in paragraph 8.8.

8.2 Payment Of Qualified Joint And Survivor Annuity Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attaining Early Retirement Age under the Plan.

8.3 Payment Of Qualified Pre-Retirement Survivor Annuity Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before benefits have commenced then one-half of the Participant's Vested Account Balance shall be paid to the Surviving Spouse in the form of a life annuity. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

A Participant who does not meet the age 35 requirement set forth in the Election Period as of the end of any current Plan Year may make a special qualified election to waive the qualified Pre-retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-retirement Survivor Annuity in such terms as are comparable to the explanation required under paragraph 8.5. Qualified Pre-retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article.

8.4 Qualified Election A waiver of a Qualified Joint and Survivor Annuity or a qualified pre-retirement survivor annuity. Any waiver of a Qualified Joint and Survivor Annuity or a qualified pre-retirement survivor annuity shall not be effective unless:

     (a)  the Participant's Spouse consents in writing to the election;

     (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

     (c)  the Spouse's consent acknowledges the effect of the election; and

     (d) the Spouse's consent is witnessed by a Plan representative or notary public.

Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of the Plan Administrator that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in paragraphs 8.5 and 8.6 below.

8.5 Notice Requirements For Qualified Joint And Survivor Annuity In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall, no less than 30 days and no more than 90 days prior to the Annuity Starting date, provide each Participant a written explanation of:

     (a)  the terms and conditions of a Qualified Joint and Survivor Annuity;

     (b) the Participant's right to make and the effect of an election to waive the qualified Joint and Survivor Annuity form of benefit;

     (c)  the rights of a Participant's Spouse; and

     (d) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

8.6 Notice Requirements For Qualified Pre-Retirement Survivor Annuity In the case of a qualified pre-retirement survivor annuity as described in paragraph 8.3, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified pre-retirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of paragraph
8.5 applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends last:

     (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

     (b)  a reasonable period ending after the individual becomes a Participant;

     (c) a reasonable period ending after this Article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from Service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the events described in (b) and (c) is the end of the two-year period beginning one-year prior to the date the applicable event occurs, and ending one-year after that date. In the case of a Participant who separates from Service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant subsequently returns to employment with the Employer, the applicable period for such Participant shall be re-determined.

8.7      Special Safe-Harbor Exception For Certain Profit-Sharing Plans

     (a) To the extent that the following conditions are met, the Qualified Joint and Survivor Annuity requirements of this Article VIII shall be inapplicable to a Participant in a profit-sharing plan, and to any distribution, made on or after the first day of the first plan year beginning after 1988, from or under a separate account attributable solely to Qualified Voluntary contributions, as maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied:

          (1) the Participant does not or cannot elect payments in the form of a life annuity; and

          (2) on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's Designated Beneficiary.

          The Surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. These safe-harbor rules shall not be operative with respect to a Participant in a profit-sharing plan if that Plan is a direct or indirect transferee of a Defined Benefit Plan, money purchase plan, a target benefit plan, stock bonus plan, or profit-sharing plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) and Code
          Section 417, and would therefore have a Qualified Joint and Survivor Annuity as its normal form of benefit.

     (b) The Participant may waive the spousal death benefit described in this paragraph at any time provided that no such waiver shall be effective unless it satisfies the conditions (described in paragraph 8.4) that would apply to the Participant's waiver of the Qualified Pre-Retirement Survivor Annuity.

     (c) If this paragraph 8.7 is operative, then all other provisions of this Article other than paragraph 8.8 are inoperative.

8.8 Transitional Joint And Survivor Annuity Rules Special transition rules apply to Participants who were not receiving benefits on August 23, 1984.

     (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous paragraphs of this Article, must be given the opportunity to elect to have the prior paragraphs of this Article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor Plan in a Plan Year beginning on or after January 1, 1976 and such Participant had at least 10 Years of Service for vesting purposes when he or she separated from Service.

     (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor Plan on or after September 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with paragraph 8.9.

     (c) The respective opportunities to elect [as described in (a) and (b) above] must be afforded to the appropriate Participants during the period commencing on August 23, 1984 and ending on the date benefits would otherwise commence to said Participants.

8.9 Automatic Joint And Survivor Annuity And Early Survivor Annuity Any Participant who has elected pursuant to paragraph 8.8(b) and any Participant who does not elect under paragraph 8.8(a) or who meets the requirements of paragraph 8.8(a), except that such Participant does not have at least 10 years of vesting Service when he or she separates from Service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity.

     (a) Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

          (1) begins to receive payments under the Plan on or after Normal Retirement Age, or

          (2) dies on or after Normal Retirement Age while still working for the Employer, or

          (3) begins to receive payments on or after the Qualified Early Retirement Age, or

          (4) separates from Service on or after attaining Normal Retirement (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits, then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

     (b) Election of Early Survivor Annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of:

          (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or

          (2) the date on which participation begins, and ends on the date the Participant terminates employment.

8.10 Annuity Contracts Any annuity contract distributed under this Plan must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

                                   ARTICLE IX

                                     VESTING

9.1 Employee Contributions A Participant shall always have a 100% vested and nonforfeitable interest in his or her Elective Deferrals, Voluntary Contributions, Qualified Voluntary Contributions, Rollover Contributions, and Transfer Contributions plus the earnings thereon. No forfeiture of Employer related contributions (including any minimum contributions made under paragraph
14.2 hereof) will occur solely as a result of an Employee's withdrawal of any Employee contributions.

9.2 Employer Contributions A Participant shall acquire a vested and nonforfeitable interest in his or her account attributable to Employer contributions in accordance with the table selected in the Adoption Agreement, provided that if a Participant is not already fully vested, he or she shall become so upon attaining Normal Retirement Age, Early Retirement Age, on death prior to normal retirement, on retirement due to Disability, or on termination of the Plan.

9.3 Computation Period The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions shall be determined by the Employer in the Adoption Agreement. If the Employer provides for other than full and immediate vesting and does not designate otherwise, the computation period will be the Plan Year. In the event a former Participant with no vested interest in his or her Employer contribution account requalifies for participation in the Plan after incurring a Break in Service, such Participant shall be credited for vesting with all pre-break and post-break Service.

9.4 Requalification Prior To Five Consecutive One-Year Breaks In Service The account balance of such Participant shall consist of any undistributed amount in his or her account as of the date of re-employment plus any future contributions added to such account plus the investment earnings on the account. The Vested Account Balance of such Participant shall be determined by multiplying the Participant's account balance (adjusted to include any distribution or redeposit made under paragraph 6.3) by such Participant's vested percentage. All Service of the Participant, both prior to and following the break, shall be counted when computing the Participant's vested percentage.

9.5 Requalification After Five Consecutive One-Year Breaks In Service If such Participant is not fully vested upon re-employment, a new account shall be established for such Participant to separate his or her deferred vested and nonforfeitable account, if any, from the account to which new allocations will be made. The Participant's deferred account to the extent remaining shall be fully vested and shall continue to share in earnings and losses of the Fund. When computing the Participant's vested portion of the new account, all pre-break and post-break Service shall be counted. However, notwithstanding this provision, no such former Participant who has had five consecutive one-year Breaks in Service shall acquire a larger vested and nonforfeitable interest in his or her prior account balance as a result of requalification hereunder.

9.6 Calculating Vested Interest A Participant's vested and nonforfeitable interest shall be calculated by multiplying the fair market value of his or her account attributable to Employer contributions on the Valuation Date preceding distribution by the decimal equivalent of the vested percentage as of his or her termination date. The amount attributable to Employer contributions for purposes of the calculation includes amounts previously paid out pursuant to paragraph
6.3 and not repaid. The Participant's vested and nonforfeitable interest, once calculated above, shall be reduced to reflect those amounts previously paid out to the Participant and not repaid by the Participant. The Participant's vested and nonforfeitable interest so determined shall continue to share in the investment earnings and any increase or decrease in the fair market value of the Fund up to the Valuation Date preceding or coinciding with payment.

9.7 Forfeitures Any balance in the account of a Participant who has separated from Service to which he or she is not entitled under the foregoing provisions, shall be forfeited and applied as provided in the Adoption Agreement. If not specified otherwise in the Adoption Agreement, forfeitures will be allocated to Participants in the same manner as the Employer's contribution. A forfeiture may only occur if the Participant has received a distribution from the Plan or if the Participant has incurred five consecutive 1-year Breaks in Service. Forfeitures shall inure only to the accounts of Participants of the adopting Employer's plan. If not specified otherwise in the Adoption Agreement, forfeitures shall be allocated at the end of the Plan Year during which the former Participant incurs five consecutive one-year Breaks in Service. Furthermore, a Highly Compensated Employee's Matching Contributions may be forfeited, even if vested, if the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.

9.8 Amendment Of Vesting Schedule No amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after 1988, the preceding sentence shall be applied by substituting "Five Years of Service" for "Three Years of Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the later of:

         (a)      60 days after the amendment is adopted;

         (b)      60 days after the amendment becomes effective; or

         (c) 60 days after the Participant is issued written notice of the amendment by the Employer or the Trustee. If the Trustee is asked to so notify, the Fund will be charged for the costs thereof unless the Employer pays the charges as permitted in paragraph 11.3.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under section 412(c)(8) of the Code (relating to financial hardships). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.

9.9 Service With Controlled Groups All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be considered for purposes of determining a Participant's nonforfeitable percentage.

9.10 Application Of Prior Vesting Rules This Article reflects the vesting rules in effect after amendment for the Tax Reform Act of 1986. Any Participant who separated from Service prior to rendering an Hour of Service in the 1989 Plan Year, will continue to have his or her vesting governed by the Plan's prior vesting rules, including, if applicable, the "rules of parity" which would allow for certain Years of Service to be disregarded.

                                    ARTICLE X

                           LIMITATIONS ON ALLOCATIONS
                         AND ANTIDISCRIMINATION TESTING

10.1 Participation In This Plan Only If the Participant does not participate in and has never participated in another qualified plan, a Welfare Benefit Fund (as defined in paragraph 1.89) or an individual medical account, as defined in Code
Section 415(l)(2), maintained by the adopting Employer, which provides an Annual Addition as defined in paragraph 1.4, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

10.2 Disposition Of Excess Annual Additions If pursuant to paragraph 10.1 or as a result of the allocation of forfeitures, there is an Excess Amount, the excess will be disposed of under one of the following methods as determined in the Adoption Agreement. If no election is made in the Adoption Agreement then method "(a)" below shall apply.

     (a)  Suspense Account Method

          (1) Any nondeductible Employee Voluntary, Required Voluntary Contributions and unmatched Elective Deferrals to the extent they would reduce the Excess Amount will be returned to the Participant. To the extent necessary to reduce the Excess Amount, non-Highly Compensated Employees will have all Elective Deferrals returned whether or not there was a corresponding match.

          (2) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

          (3) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

          (4) If a suspense account is in existence at any time during the Limitation Year pursuant to this paragraph, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer contributions or any Employee or Voluntary Contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

     (b)  Spillover Method

          (1) Any nondeductible Employee Voluntary, Required Voluntary Contributions and unmatched Elective Deferrals to the extent they would reduce the Excess Amount will be returned to the Participant. To the extent necessary to reduce the Excess Amount, non-Highly Compensated Employees will have all Elective Deferrals returned whether or not there was a corresponding match.

          (2) Any Excess Amount which would be allocated to the account of an individual Participant under the Plan's allocation formula will be reallocated to other Participants in the same manner as other Employer contributions. No such reallocation shall be made to the extent that it will result in an Excess Amount being created in such Participant's own account.

          (3) To the extent that amounts cannot be reallocated under (1) above, the suspense account provisions of (a) above will apply.

10.3   Participation  In  This  Plan  And  Another  Regional  Prototype  Defined
Contribution Plan, Welfare Benefit Fund, Or Individual Medical Account Maintained By The Employer The Annual Additions which may be credited to a Participant's account under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other Regional Prototype Defined Contribution plans and Welfare Benefit Funds and individual medical accounts as defined in Code Section 415(l)(2), maintained by the Employer, which provide an Annual Addition as defined in paragraph 1.4, for the same Limitation Year. If the Annual Additions, with respect to the Participant under other Defined Contribution Plans and Welfare Benefit Funds maintained by the Employer, are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in paragraph 10.1. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

10.4 Disposition Of Excess Annual Additions Under Two Plans If, pursuant to paragraph 10.3 or as a result of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a Welfare Benefit Fund or an individual medical account as defined in Code Section 415(l)(2) will be deemed to have been allocated first regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

     (a)  the total Excess Amount allocated as of such date, times

     (b)  the ratio of:

          (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under the Plan, to

          (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype Defined Contribution Plans.

  Any Excess Amount attributed to this Plan will be disposed of in the manner described in paragraph 10.2.

10.5 Participation In This Plan And Another Defined Contribution Plan Which Is Not A Regional Prototype Plan If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer which is not a Regional Prototype Plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with paragraphs 10.3 and 10.4 as though the other plan were a Master or Prototype Plan, unless the Employer provides other limitations in the Adoption Agreement.

10.6 Participation In This Plan And A Defined Benefit Plan If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. For any Plan Year during which the Plan is Top-Heavy, the Defined Benefit and Defined Contribution Plan Fractions shall be calculated in accordance with Code Section 416(h). The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with the provisions set forth in the Adoption Agreement.

10.7 Limitations On Allocations In any Plan Year in which the Top-Heavy Ratio exceeds 90% (i.e., the Plan becomes Super Top-Heavy), the denominators of the Defined Benefit Fraction (as defined in paragraph 1.15) and Defined Contribution Fraction (as defined in paragraph 1.18) shall be computed using 100% of the dollar limitation instead of 125%.

10.8 Average Deferral Percentage (ADP) Test With respect to any Plan Year, the Average Deferral Percentage for Participants who are Highly Compensated Employees and the Average Deferral Percentage for Participants who are non-Highly Compensated Employees must satisfy one of the following tests:

     (a) Basic Test - The Average Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year is not more than 1.25 times the Average Deferral Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year, or

     (b) Alternative Test - The Average Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year does not exceed the Average Deferral Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year by more than 2 percentage points provided that the Average Deferral Percentage for Participants who are Highly Compensated Employees is not more than 2.0 times the Average Deferral Percentage for Participants who are non-Highly Compensated Employees.




10.9     Special Rules Relating To Application Of ADP Test

     (a) The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or
          both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

     (b) In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b), only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after 1989, plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

     (c) For purposes of determining the Actual Deferral Percentage of a Participant who is a 5-percent owner or one of the ten most highest-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-Elective Contributions and Qualified Matching Contributions, or both) for the Plan Year of Family Members as defined in paragraph 1.35 of this Plan. Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees. In the event of repeal of the family aggregation rules under Code Section 414(q)(6), all applications of such rules under this Plan will cease as of the effective date of such repeal.

     (d) For purposes of determining the ADP test, Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

     (e) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

     (f) The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

10.10 Recharacterization If the Employer allows for Voluntary Contributions in the Adoption Agreement, a Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Voluntary Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

10.11 Average Contribution Percentage (ACP) Test If the Employer makes Matching Contributions or if the Plan allows Employees to make Voluntary Contributions the Plan must meet additional nondiscrimination requirements provided under Code
Section 401(m). If Employee Contributions (including any Elective Deferrals recharacterized as Voluntary Contributions) are made pursuant to this Plan, then in addition to the ADP test referenced in paragraph 10.8, the Average
Contribution Percentage test is also applicable. The Average Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year and the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

     (a) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

     (b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are non-Highly Compensated Employees by more than two
          (2) percentage points.

10.12    Special Rules Relating To Application Of ACP Test

     (a) If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ADP or ACP of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) as set forth in the Adoption Agreement so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the non-Highly Compensated Employees.

     (b) For purposes of this Article, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

     (c) In the event that this Plan satisfies the requirements of Code Sections 401(a)(4), 401(m), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Contribution

          Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after 1989, plans may be aggregated in order to satisfy Code Section 401(m) only if the aggregated plans have the same Plan Year.

     (d) For purposes of determining the Contribution percentage of a Participant who is a five-percent owner or one of the ten most highest-paid, Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members as defined in paragraph 1.35 of this Plan. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees. In the event of repeal of the family aggregation rules under Code
          Section 414(q)(6), all applications of such rules under this Plan will cease as of the effective date of such repeal.

     (e) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

     (f) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

     (g) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (h)  Qualified   Matching    Contributions   and   Qualified   Non-Elective
          Contributions used to satisfy the ADP test may not be used to satisfy the ACP test.

                                   ARTICLE XI

                                 ADMINISTRATION

11.1 Plan Administrator The Employer shall be the named fiduciary and Plan Administrator. These duties shall include:

     (a) appointing the Plan's attorney, accountant, actuary, custodian or any other party needed to administer the Plan or the Fund,

     (b) directing the Trustee or custodian with respect to payments from the Fund,

     (c)  communicating  with  Employees   regarding  their   participation  and
          benefits under the Plan, including the administration of all claims procedures,

     (d) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency,

     (e) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party appointed by the Employer under paragraph (a),

     (f) establishing a funding policy and investment objectives consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974, and

     (g) construing and resolving any question of Plan interpretation. The Plan Administrator's interpretation of Plan provisions including eligibility and benefits under the Plan is final, and unless it can be shown to be arbitrary and capricious will not be subject to "de novo" review.

11.2 Trustee The Trustee shall be responsible for the administration of investments held in the Fund. These duties shall include:

     (a)  receiving contributions under the terms of the Plan,

     (b)  making   distributions  from  the  Fund  in  accordance  with  written
          instructions  received  from  an  authorized   representative  of  the
          Employer,

     (c) keeping accurate records reflecting its administration of the Fund and making such records available to the Employer for review and audit. Within 90 days after each Plan Year, and within 90 days after its removal or resignation, the Trustee shall file with the Employer an accounting of its administration of the Fund during such year or from the end of the preceding Plan Year to the date of removal or resignation. Such accounting shall include a statement of cash receipts and disbursements since the date of its last accounting and shall contain an asset list showing the fair market value of investments held in the Fund as of the end of the Plan Year. The value of marketable investments shall be determined using the most recent price quoted on a national securities exchange or over the counter market. The value of non-marketable investments shall be determined in the sole judgement of the Trustee which determination shall be binding and conclusive. The value of investments in securities or obligations of the Employer in which there is no market shall be determined in the sole judgement of the Employer and the Trustee shall have no responsibility with respect to the valuation of such assets. The Employer shall review the Trustee's accounting and notify the Trustee in the event of its disapproval of the report within 90 days, providing the Trustee with a written description of the items in question. The Trustee shall have 60 days to provide the Employer with a written explanation of the items in question. If the Employer again disapproves, the Trustee shall file its accounting in a court of competent jurisdiction for audit and adjudication, and

     (d) employing such agents, attorneys or other professionals as the Trustee may deem necessary or advisable in the performance of its duties.

The Trustee's duties shall be limited to those described above. The Employer shall be responsible for any other administrative duties required under the Plan or by applicable law.

11.3 Administrative Fees And Expenses All reasonable costs, charges and expenses incurred by the Trustee in connection with the administration of the Fund and all reasonable costs, charges and expenses incurred by the Plan Administrator in connection with the administration of the Plan (including fees for legal services rendered to the Trustee or Plan Administrator) may be paid by the Employer, but if not paid by the Employer when due, shall be paid from the Fund. Such reasonable compensation to an institutional Trustee as may be agreed upon from time to time between the Employer and the Trustee and such reasonable compensation to the Plan Administrator as may be agreed upon from time to time between the Employer and Plan Administrator may be paid by the Employer, but if not paid by the Employer when due shall be paid by the Fund. The Trustee shall have the right to liquidate trust assets to cover its fees. Notwithstanding the foregoing, no compensation other than reimbursement for expenses shall be paid to a Trustee or Plan Administrator who is the Employer or a full-time Employee of the Employer. In the event any part of the Trust Account becomes subject to tax, all taxes incurred will be paid from the Fund unless the Plan Administrator advises the Trustee not to pay such tax.

11.4     Division Of Duties And Indemnification

     (a) The Trustee shall have the authority and discretion to manage and govern the Fund to the extent provided in this instrument, but does not guarantee the Fund in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Fund to meet and discharge all or any liabilities of the Plan.

     (b) The Trustee shall not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to, or diminution of the Fund, or for any other loss or damage which may result from the discharge of its duties hereunder except to the extent it is judicially determined that the Trustee has failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims.

     (c) The Employer warrants that all directions issued to the Trustee by it or the Plan Administrator will be in accordance with the terms of the Plan and not contrary to the provisions of the Employee Retirement Income Security Act of 1974 and Regulations issued thereunder.

     (d) The Trustee shall not be answerable for any action taken pursuant to any direction, consent, certificate, or other paper or document on the belief that the same is genuine and signed by the proper person. All directions by the Employer or the Plan Administrator shall be in writing. The Employer shall deliver to the Trustee certificates evidencing the individual or individuals authorized to act as set forth in the Adoption Agreement or as the Employer may subsequently inform the Trustee in writing and shall deliver to the Trustee specimens of their signatures. (e) The duties and obligations of the Trustee shall be limited to those expressly imposed upon it by this instrument or subsequently agreed upon by the parties. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee shall rest solely with the Employer.

     (e) The duties and obligations of the Trustee shall be limited to those expressly imposed upon it by this instrument or subsequently agreed upon by the parties. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee shall rest solely with the Employer.

     (f) The Trustee shall be indemnified and saved harmless by the Employer from and against any and all liability to which the Trustee may be subjected, including all expenses reasonably incurred in its defense, for any action or failure to act resulting from compliance with the instructions of the Employer, the employees or agents of the Employer, the Plan Administrator, or any other fiduciary to the Plan, and for any liability arising from the actions or nonactions of any predecessor trustee, custodian or other fiduciaries of the Plan.

     (g) The Trustee shall not be responsible in any way for the application of any payments it is directed to make or for the adequacy of the Fund to meet and discharge any and all liabilities under the Plan.

                                   ARTICLE XII

                               TRUST FUND ACCOUNT

12.1 The Fund The Fund shall consist of all contributions made under Article III and Article IV of the Plan and the investment thereof and earnings thereon. All contributions and the earnings thereon less payments made under the terms of the Plan, shall constitute the Fund. The Fund shall be administered as provided in this document.

12.2 Control Of Plan Assets The assets of the Fund or evidence of ownership shall be held by the Trustee under the terms of the Plan and Trust Account. If the assets represent amounts transferred from another trustee or custodian under a former plan, the Trustee named hereunder shall not be responsible for the propriety of any investment under the former plan.

12.3 Exclusive Benefit Rules No part of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants with a vested interest, and the beneficiary or beneficiaries of a deceased Participant having a vested interest in the Fund at the death of the Participant.

12.4 Assignment And Alienation Of Benefits No right or claim to, or interest in, any part of the Fund, or any payment from the Fund, shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind. The Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Code
Section 414(p), or any domestic relations order entered before January 1, 1985 which the Plan attorney and Plan Administrator deem to be qualified.

12.5 Determination Of Qualified Domestic Relations Order (QDRO) A domestic relations order shall specifically state all of the following in order to be deemed a Qualified Domestic Relations Order ("QDRO"):

     (a) The name and last known mailing address (if any) of the Participant and of each alternate payee covered by the domestic relations order. However, if the domestic relations order does not specify the current mailing address of the alternate payee, but the Plan Administrator has independent knowledge of that address, the domestic relations order may still be a valid QDROs.

     (b) The dollar amount or percentage of the Participant's benefit to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage will be determined.

     (c) The number of payments or period for which the domestic relations order applies.

     (d) The specific plan (by name) to which the domestic relations order applies.

A domestic relations order shall not be deemed a QDRO if it requires the Plan to provide:

     (e) any type or form of benefit, or any option not already provided for in the Plan;

     (f) increased benefits, or benefits in excess of the Participant's vested rights;

     (g) payment of a benefit earlier than allowed by the Plan's earliest retirement provisions or in the case of a profit-sharing plan, prior to the allowability of in-service withdrawals, or

     (h) payment of benefits to an alternate payee which are required to be paid to another alternate payee under another QDRO.

Promptly, upon receipt of a domestic relations order ("Order") which may or may not be "Qualified", the Plan Administrator shall notify the Participant and any alternate payee(s) named in the Order of such receipt, and include a copy of this paragraph 12.5. The Plan Administrator shall then forward the Order to the Plan's legal counsel for an opinion as to whether or not the Order is in fact "Qualified" as defined in Code Section 414(p). Within a reasonable time after receipt of the Order, not to exceed 60 days, the Plan's legal counsel shall make a determination as to its "Qualified" status and the Participant and any alternate payee(s) shall be promptly notified in writing of the determination.

If the "Qualified" status of the Order is in question, there will be a delay in any payout to any payee including the Participant, until the status is resolved. In such event, the Plan Administrator shall segregate the amount that would have been payable to the alternate payee(s) if the Order had been deemed a QDRO. If the Order is not Qualified, or the status is not resolved (for example, it has been sent back to the Court for clarification or modification) within 18 months beginning with the date the first payment would have to be made under the Order, the Plan Administrator shall pay the segregated amounts plus interest to the person(s) who would have been entitled to the benefits had there been no Order. If a determination as to the Qualified status of the Order is made after the 18-month period described above, then the Order shall only be applied on a prospective basis. If the Order is determined to be a QDRO, the Participant and alternate payee(s) shall again be notified promptly after such determination. Once an Order is deemed a QDRO, the Plan Administrator shall pay to the alternate payee(s) all the amounts due under the QDRO, including segregated amounts plus interest which may have accrued during a dispute as to the Order's qualification.

Unless specified otherwise in the Adoption Agreement, the earliest retirement age with regard to the Participant against whom the order is entered shall be the date the order is determined to be qualified. This will only allow payouts to alternate payee(s) and not the Participant.

                                  ARTICLE XIII

                                   INVESTMENTS

13.1 Fiduciary Standards The Trustee shall invest and reinvest principal and income in the same Fund in accordance with the investment objectives established by the Employer, provided that:

     (a) such investments are prudent under the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder,

     (b) such investments are sufficiently diversified or otherwise insured or guaranteed to minimize the risk of large losses, and

     (c) such investments are similar to those which would be purchased by another professional money manager for a like plan with similar investment objectives.

13.2 Trustee Appointment Shall be appointed by the Employer in accordance with paragraph 1.85.

13.3 Investment Alternatives Of The Trustee The Trustee shall implement an investment program based on the Employer's investment objectives and the Employee Retirement Income Security Act of 1974. In addition to powers given by law, the Trustee may:

     (a) invest the Fund in any form of property, including common and preferred stocks, exchange traded put and call options, bonds, money market instruments, mutual funds (including funds for which the Trustee or its affiliates serve as investment advisor), savings accounts, certificates of deposit, Treasury bills, insurance policies and contracts, or in any other property, real or personal, having a ready market. The Trustee may invest in time deposits (including, if applicable, its own or those of affiliates) which bear a reasonable interest rate. No portion of any Qualified Voluntary Contribution, or the earnings thereon, may be invested in life insurance contracts or, as with any Participant-directed investment, in tangible personal property characterized by the IRS as a collectible, other than U.S. Government or State issued gold and silver coins,

     (b) transfer any assets of the Fund to a group or collective trust established to permit the pooling of funds of separate pension and profit-sharing trusts, provided the Internal Revenue Service has ruled such group or collective trust to be qualified under Code Section 401(a) and exempt under Code Section 501(a) or to any other common, collective, or commingled trust fund. Such commingling of assets of the Fund with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Fund in such a group or collective trust, the terms of the instrument establishing the group or collective trust shall be a part hereof as though set forth herein,

     (c) invest up to 100% of the Fund in the common stock, debt obligations, or any other security issued by the Employer or by an affiliate of the Employer within the limitations provided under Sections 406, 407, and 408 of the Employee Retirement Income Security Act of 1974 and further provided that such investment does not constitute a prohibited transaction under Code Section 4975. Any such investment in Employer securities shall only be made upon written direction of the Employer who shall be solely responsible for propriety of such investment,

     (d) hold cash uninvested and deposit same with any banking or savings institution,

     (e) join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, including those in which it is interested as Trustee, upon such terms as it deems wise,

     (f)  hold investments in nominee or bearer form,

     (g) vote proxies and, if appropriate, pass them on to any investment manager which may have directed the investment in the equity giving rise to the proxy,

     (h)  exercise all ownership rights with respect to assets held in the Fund.

13.4 Participant Loans If permitted by the Employer in the Adoption Agreement, a Plan Participant may make application to the Employer requesting a loan from the Fund. The Employer shall have the sole right to approve or disapprove a Participant's application provided that loans shall be made available to all Participants on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees [as defined in Code Section 414(q)] in an amount greater than the amount made available to other Employees. Any loan granted under the Plan shall be made subject to the following rules:

     (a) No loan, when aggregated with any outstanding Participant loan(s), shall exceed the lesser of (i) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made or (ii) one-half of the fair market value of a Participant's Vested Account Balance built up from Employer Contributions, Voluntary Contributions, and Rollover Contributions. If the Participant's Vested Account Balance is $20,000 or less, the maximum loan shall not exceed the lesser of $10,000 or 100% of the Participant's Vested Account Balance. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), and 414(m) are aggregated. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

     (b) All applications must be made on forms provided by the Employer and must be signed by the Participant.

     (c) Any loan shall bear interest at a rate reasonable at the time of application, considering the purpose of the loan and the rate being charged by representative commercial banks in the local area for a similar loan unless the Employer sets forth a different method for determining loan interest rates in its loan procedures. The loan agreement shall also provide that the payment of principal and interest be amortized in level payments not less frequently than quarterly.

     (d) The term of such loan shall not exceed five years except in the case of a loan for the purpose of acquiring any house, apartment, condominium, or mobile home (not used on a transient basis) which is used or is to be used within a reasonable time as the principal residence of the Participant. The term of such loan shall be determined by the Employer considering the maturity dates quoted by representative commercial banks in the local area for a similar loan.

     (e) The principal and interest paid by a Participant on his or her loan shall be credited to the Fund in the same manner as for any other Plan investment. If elected in the Adoption Agreement, loans may be treated as segregated investments of the individual Participants. This provision is not available if its election will result in discrimination in operation of the Plan.

     (f) If a Participant's loan application is approved by the Employer, such Participant shall be required to sign a note, loan agreement, and assignment of one-half of his or her interest in the Fund as collateral for the loan. The Participant, except in the case of a profit-sharing plan satisfying the requirements of paragraph 8.7 must obtain the consent of his or her Spouse, if any, within the 90 day period before the time his or her account balance is used as security for the loan. A new consent is required if the account balance is used for any renegotiation, extension, renewal or other revision of the loan, including an increase in the amount thereof. The consent must be written, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall subsequently be binding with respect to the consenting Spouse or any subsequent Spouse.

     (g) If a valid Spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the account balance shall be adjusted by first reducing the Vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

     (h) The Employer may also require additional collateral in order to adequately secure the loan.

     (i) A Participant's loan shall immediately become due and payable if such Participant terminates employment for any reason or fails to make a principal and/or interest payment as provided in the loan agreement. If such Participant terminates employment, the Employer shall immediately request payment of principal and interest on the loan. If the Participant refuses payment following termination, the Employer shall reduce the Participant's Vested Account Balance by the remaining principal and interest on his or her loan. If the Participant's Vested Account Balance is less than the amount due, the Employer shall take whatever steps are necessary to collect the balance due directly from the Participant. However, no foreclosure on the Participant's note or attachment of the Participant's account balance will occur until a distributable event occurs in the Plan.

13.5 Insurance Policies If permitted by the Employer in the Adoption Agreement, Employees may elect the purchase of life insurance policies under the Plan. If elected, the maximum annual premium for a whole life policy shall not exceed 50% of the aggregate Employer contributions allocated to the account of a Participant. For profit-sharing plans the 50% test need only be applied against Employer contributions allocated in the last two years. Whole life policies are policies with both nondecreasing death benefits and nonincreasing premiums. The maximum annual premium for term contracts or universal life policies and all other policies which are not whole life shall not exceed 25% of aggregate Employer contributions allocated to the account of a Participant. The two year rule for profit-sharing plans again applies. The maximum annual premiums for a Participant with both a whole life and a term contract or universal life policies shall be limited to one-half of the whole life premium, plus the term premium, but shall not exceed 25% of the aggregate Employer contributions allocated to the account of a Participant, subject to the two year rule for profit-sharing plans. Any policies purchased under this Plan shall be held subject to the following rules:

     (a)  The Trustee shall be applicant and owner of any policies issued.

     (b) All policies or contracts purchased, shall be endorsed as nontransferable, and must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the contracts to the Participant's Designated Beneficiary in accordance with the distribution provisions of this Plan. Under no circumstances shall the Trust retain any part of the proceeds.


     (c) Each Participant shall be entitled to designate a beneficiary under the terms of any contract issued; however, such designation will be given to the Trustee which must be the named beneficiary on any policy. Such designation shall remain in force, until revoked by the Participant, by filing a new beneficiary designation form with the Trustee. A Participant's Spouse will be the Designated Beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with paragraph 8.4. The beneficiary of a deceased Participant shall receive in addition to the proceeds of the Participant's policy or policies, the amount credited to such Participant's investment account.

     (d) A Participant who is uninsurable or insurable at substandard rates, may elect to receive a reduced amount of insurance, if available, or may waive the purchase of any insurance.

     (e) All dividends or other returns received on any policy purchased, shall be applied to reduce the next premium due on such policy, or if no further premium is due, such amount shall be credited to the Fund as part of the account of the Participant for whom the policy is held.

     (f) If Employer contributions are inadequate to pay all premiums on all insurance policies, the Trustee may, at the option of the Employer, utilize other amounts remaining in each Participant's account to pay the premiums on his or her respective policy or policies, allow the policies to lapse, reduce the policies to a level at which they may be maintained, or borrow against the policies on a prorated basis, provided that the borrowing does not discriminate in favor of the policies on the lives of officers, shareholders, and Highly Compensated Employees.

     (g) On retirement or termination of employment of a Participant, the Employer shall direct the Trustee to cash surrender the Participant's policy and credit the proceeds to his or her account for distribution under the terms of the Plan. However, before so doing, the Trustee shall first offer to transfer ownership of the policy to the Participant in exchange for payment by the Participant of the cash value of the policy at the time of transfer. Such payment shall be credited to the Participant's account for distribution under the terms of the Plan. All distributions resulting from the application of this paragraph shall be subject to the Joint and Survivor Annuity Rules of
          Article VIII, if applicable.

     (h) The Employer shall be solely responsible to see that these insurance provisions are administered properly and that if there is any conflict between the provisions of this Plan and any insurance contracts issued that the terms of this Plan will control.

13.6 Employer Investment Direction If approved by the Employer in the Adoption Agreement, the Employer shall have the right to direct the Trustee with respect to investments of the Fund, may appoint an investment manager (registered as an investment advisor under the Investment Advisors Act of 1940) to direct investments, or may give the Trustee sole investment management responsibility. The Employer may purchase and sell interests in a registered investment company (i.e., mutual funds) for which the Sponsor, its parent, affiliates, or successors, may serve as investment advisor and receive compensation from the registered investment company for its services as investment advisor. The
Employer shall advise the Trustee in writing regarding the retention of investment powers, the appointment of an investment manager, or the delegation of investment powers to the Trustee. Any investment directive shall be made in writing by the Employer or investment manager, as the case may be. In the absence of such written directive, the Trustee shall automatically invest the available cash in its discretion in an appropriate interim investment until specific investment directions are received. Such instructions regarding the delegation of investment responsibility shall remain in force until revoked or amended in writing. The Trustee shall not be responsible for the propriety of any directed investment made and shall not be required to consult with or advise the Employer regarding the investment quality of any directed investment held hereunder. If the Employer fails to designate an investment manager, the Trustee shall have full investment authority. If the Employer does not issue investment directions, the Trustee shall have authority to invest the Fund in its sole discretion. While the Employer may direct the Trustee with respect to Plan investments, the Employer may not:

     (a) borrow from the Fund or pledge any of the assets of the Fund as security for a loan,

     (b)  buy property or assets from or sell property or assets to the Fund,

     (c)  charge any fee for services rendered to the Fund, or

     (d)  receive any services from the Fund on a preferential basis.

13.7 Employee Investment Direction If approved by the Employer in the Adoption Agreement, Participants shall be given the option to direct the investment of their personal contributions and their share of the Employer's contribution among alternative investment funds established as part of the overall Fund, unless otherwise specified by the Employer in the Adoption Agreement. Such investment funds shall be under the full control of the Trustee. If investments outside the Trustee's control are allowed, Participants may not direct that investments be made in collectibles, other than U.S. Government or State issued gold and silver coins. In this connection, a Participant's right to direct the investment of any contribution shall apply only to selection of the desired fund. The following rules shall apply to the administration of such funds.

     (a) At the time an Employee becomes eligible for the Plan, he or she shall complete an investment designation form stating the percentage of his or her contributions to be invested in the available funds.

     (b) A Participant may change his or her election with respect to future contributions by filing a new investment designation form with the Employer in accordance with the procedures established by the Plan Administrator.

     (c) A Participant may elect to transfer all or part of his or her balance from one investment fund to another by filing an investment designation form with the Employer in accordance with the procedures established by the Plan Administrator.

     (d) The Employer shall be responsible when transmitting Employee and Employer contributions to show the dollar amount to be credited to each investment fund for each Employee.

     (e) Except as otherwise provided in the Plan, neither the Trustee, nor the Employer, nor any fiduciary of the Plan shall be liable to the Participant or any of his or her beneficiaries for any loss resulting from action taken at the direction of the Participant.

                                   ARTICLE XIV

                              TOP-HEAVY PROVISIONS

14.1 Applicability Of Rules If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article will supersede any conflicting provisions in the Plan or Adoption Agreement.

14.2 Minimum Contribution Notwithstanding any other provision in the Employer's Plan, for any Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, the aggregate Employer contributions and forfeitures allocated on behalf of any Participant (without regard to any Social Security contribution) under this Plan and any other Defined Contribution Plan of the Employer shall be the lesser of 3% of such Participant's Compensation or the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000, as adjusted under Code Section 415(d), of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year.

Each Participant who is employed by the Employer on the last day of the Plan Year shall be entitled to receive an allocation of the Employer's minimum contribution for such Plan Year. The minimum allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make Voluntary Contributions to the Plan, the Participant's Compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service (or such lesser number designated by the Employer in the Adoption Agreement) during the Plan Year. A Paired profit-sharing plan designated to provide the minimum Top-Heavy contribution must do so regardless of profits. An Employer may make the minimum Top-Heavy contribution available to all Participants or just non-Key Employees. Unless the Employer specifies otherwise in the Adoption Agreement, the minimum Top-Heavy contribution will be allocated to the accounts of all eligible Participants even if they are Key Employees.

For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in paragraph 1.12(c) of the Plan.

The Top-Heavy minimum contribution does not apply to any Participant to the extent the Participant is covered under any other plan(s) of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirements applicable to Top-Heavy Plans will be met in the other plan(s).

If a Key Employee makes an Elective Deferral or has an allocation of Matching contributions made to his or her account, a Top-Heavy minimum will be required for all non-Key Employees who are Participants. However, neither Elective Deferrals by nor Matching Contributions to non-Key Employees may be taken into account for purposes of satisfying the Top-Heavy minimum contribution requirement.

14.3 Minimum Vesting For any Plan Year in which this Plan is Top-Heavy, the minimum vesting schedule elected by, or deemed elected by, the Employer in the Adoption Agreement will automatically apply to the Plan. If the vesting schedule selected by the Employer in the Adoption Agreement is less liberal than the allowable schedule, the schedule will be automatically modified. If the vesting schedule under the Plan shifts in or out of the Top-Heavy schedule for any Plan Year, such shift is an amendment to the vesting schedule and the election in paragraph 9.8 of the Plan applies. The minimum vesting schedule applies to all accrued benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this paragraph does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan initially becomes Top-Heavy and such Employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this paragraph.

                                   ARTICLE XV

                            AMENDMENT AND TERMINATION

15.1 Amendment By Sponsor The Sponsor of this Regional Prototype may amend any or all provisions of this Plan and Trust Account at any time without obtaining the approval or consent of any Employer which has adopted this Plan and Trust Account provided that no amendment shall authorize or permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries, or eliminate an optional form of distribution. In the case of a mass-submitted plan, the mass-submitter shall amend the Plan on behalf of the Sponsor.

15.2 Amendment By Employer The Employer may amend any option in the Adoption Agreement, and may include language as permitted in the Adoption Agreement,

     (a)  to satisfy Code Section 415,

     (b)  to avoid duplication of minimums under Code Section 416 because of the required aggregation of multiple plans,

The Employer may add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed.

An Employer that has adopted a Standardized Regional Prototype Plan (Adoption Agreements 001, 002, 003, 007, or 008) may amend the trust document provided such amendment merely involves the specifications of the names of the Plan, Employer, Trustee, Plan Administrator and other fiduciaries, the Trust year or the name of any pooled Trust in which the Plan's Trust will participate.

An Employer that has adopted a Nonstandardized Regional Prototype Plan (Adoption Agreement 004, 005 or 006) will not be considered to have an individually designed plan merely because the Employer amends administrative provisions of the Trust document (such as provisions relating to investments and duties of Trustees) so long as the amended provisions are not in conflict with any other provision of the Plan and do not cause the plan to fail to qualify under Code
Section 401(a).

If the Employer amends the Plan and Trust Account other than as provided above, the Employer's Plan shall no longer participate in this Prototype Plan and will be considered an individually designed plan for which the Employer must obtain a separate determination letter.

15.3 Termination Employers shall have the right to terminate their Plans upon 60 days notice in writing to the Trustee. If the Plan is terminated, partially terminated, or if there is a complete discontinuance of contributions under a profit-sharing plan maintained by the Employer, all amounts credited to the accounts of Participants shall vest and become nonforfeitable. In the event of termination, the Employer shall direct the Trustee with respect to the distribution of accounts to or for the exclusive benefit of Participants or their beneficiaries. In the event of a partial termination, only those who are affected by such partial termination shall be fully vested. In the event of termination, the Trustee shall dispose of the Fund in accordance with the written directions of the Plan Administrator, provided that no liquidation of assets and payment of benefits, (or provision therefore), shall actually be made by the Trustee until after it is established by the Employer in a manner satisfactory to the Trustee, that the applicable requirements, if any, of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code governing the termination of employee benefit plans, have been or are being, complied with, or that appropriate authorizations, waivers, exemptions, or variances have been, or are being obtained.

15.4 Qualification Of Employer's Plan If the adopting Employer fails to attain or retain Internal Revenue Service qualification, such Employer's Plan shall no longer participate in this Regional Prototype Plan and will be considered an individually designed plan.

15.5     Mergers And Consolidations

     (a) In the case of any merger or consolidation of the Employer's Plan with, or transfer of assets or liabilities of the Employer's Plan to, any other plan, Participants in the Employer's Plan shall be entitled to receive benefits immediately after the merger, consolidation, or transfer which are equal to or greater than the benefits they would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

     (b) In the event that the Trustee is an institution, that corporation into which the Trustee or any successor trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee or any successor trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee or any successor trustee may be transferred, shall be the successor of such Trustee without the filing of any instrument or performance of any further act, before any court.

15.6 Resignation And Removal The Trustee may resign by written notice to the Employer or may be removed by written notice from the Employer. Either such notification shall be effective 60 days after delivery. The Employer may discontinue its participation in this Prototype Plan and Trust Account effective upon 60 days written notice to the Sponsor. In such event the Employer shall, prior to the effective date thereof, amend the Plan to eliminate any reference to this Prototype Plan and Trust Account and appoint a successor trustee or arrange for another funding agent. The Trustee shall deliver the Fund to its successor on the effective date of the resignation or removal, or as soon thereafter as practicable, provided that this shall not waive any lien the Trustee, if an institution, may have upon the Fund for its compensation or expenses. If the Employer fails to appoint a successor trustee with the said 60 days, or such longer period as the Trustee may specify in writing, the Employer shall be deemed the successor trustee. The Employer must then obtain its own determination letter.

15.7 Qualification Of Prototype The Sponsor intends that this Regional Prototype Plan will meet the requirements of the Code as a qualified Prototype Retirement Plan and Trust Account. Should the Commissioner of Internal Revenue or any delegate of the Commissioner at any time determine that the Plan and Trust Account fails to meet the requirements of the Code, the Sponsor will amend the Plan and Trust Account to maintain its qualified status.

                                   ARTICLE XVI

                                  GOVERNING LAW

Construction, validity and administration of the Regional Prototype Retirement Plan and Trust, and any Employer Plan and Trust as embodied in the Regional Prototype document and accompanying Adoption Agreement, shall be governed by Federal law to the extent applicable and to the extent not applicable by the laws of the State/Commonwealth in which the principal office of the Employer is located.

                     PART I - SECTION 401(a)(17) LIMITATION
                     [MAY BE ADOPTED BY DEFINED CONTRIBUTION
                           AND DEFINED BENEFIT PLANS]

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                                 MODEL AMENDMENT
                             Revenue Procedure 93-47

(This model amendment allows Participants receiving distribution from safe-harbored profit sharing plans to waive the 30-day period required under the Unemployment Compensation Act of 1992. Non-safe harbored plans must still provide notice not less than 30 days and not more than 90 days prior to the distribution.)

If a distribution is one to which Section 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

     (1) the plan administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                                                             Regional Prototype
                                                             Cash or Deferred
                                                             Profit-Sharing Plan
                                                             #006









                                 NONSTANDARDIZED
                               ADOPTION AGREEMENT
                                    REGIONAL
                    PROTOTYPE CASH OR DEFERRED PROFIT-SHARING
                                 PLAN AND TRUST

                                  Sponsored by

                           BOETGER & ASSOCIATES, INC.

The Employer named below hereby establishes a Cash or Deferred Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Regional Prototype Plan and Trust Basic Plan Document #R1.

1.   EMPLOYER INFORMATION

     NOTE:If multiple Employers are adopting the Plan, complete this section based on the lead Employer. Additional Employers may adopt this Plan by attaching executed signature pages to the back of the Employer's Adoption Agreement.

     (a)  NAME AND ADDRESS:

          Northwest Savings Bank
          Liberty Street @ Second Avenue
          P.O. Box 128
          Warren, PA  16365-0128

     (b)  TELEPHONE NUMBER: (814)726-2140

     (c)  TAX ID NUMBER: 25-0368460

     (d)  FORM OF BUSINESS:

          [    ] (i) Sole Proprietor

          [    ] (ii) Partnership

          [ X  ] (iii) Corporation

          [    ] (iv) "S" Corporation (formerly known as Subchapter S)

          [    ] (v) Other:

     (e) NAME(S) OF INDIVIDUAL(S) AUTHORIZED TO ISSUE INSTRUCTIONS TO THE TRUSTEE/CUSTODIAN:

                  Robert Norton  John Hanna  William Wagner

     (f)  NAME OF PLAN: Northwest Retirement Savings Plan

     (g)  THREE DIGIT PLAN NUMBER FOR ANNUAL RETURN/REPORT: 002


2.   EFFECTIVE DATE

     (a)  This is a new Plan having an effective date of .

     (b)  This is an amended Plan.

          The effective date of the original Plan was July 1, 1991 .
                                                      ------------

          The effective date of the amended Plan is July 1, 1996 .
                                                    ------------

     (c) If different from above, the Effective Date for the Plan's Elective Deferral provisions shall be .


3.   DEFINITIONS

     (a)  "Collective or Commingled Funds"

          [  ] (i) Not Applicable - Non-Institutional Trustee.

          [ ] (ii) Investment in collective or commingled funds as permitted at paragraph 13.3(b) of the Basic Plan Document #R1 shall only be made to the following specifically named fund(s): .





               Funds made available after the execution of this Adoption Agreement will be listed on schedules attached to the end of this Adoption Agreement.

     (b)  "Compensation" [paragraph 1.12]

          (i)  Compensation   Measurement   Period  -   Compensation   shall  be
               determined on the basis of the:

               [ ]  (1) Plan Year.

               [ ]  (2) Employer's Taxable Year.

               [X]  (3) Calendar Year.

               Compensation shall be determined on the basis of the following safe-harbor definition of Compensation in IRS Regulation Section 1.414(s)-1(c):

               [ ]   (4) Code Section 6041 and 6051 Compensation,

               [X]   (5) Code Section 3401(a) Compensation, or

               [ ]   (6) Code Section 415 Compensation.

     (ii) Application of Salary Savings Agreements:

          Compensation shall exclude Employer contributions made pursuant to a Salary Savings Agreement under:

               [ ]   (1) Not applicable, no such agreement exists.

               [X] (2) Not applicable, no Employer contributions made pursuant to a Salary Savings Agreement shall be excluded.

               [ ]  (3) A  Cash  or  Deferred  Profit-Sharing  Plan  under  Code
                    Section  401(k) or  Simplified  Employee  Pension under Code
                    Section 402(h)(1)(B).

               [X]  (4) A flexible benefit plan under Code Section 125.

               [ ]  (5) A tax deferred annuity under Code Section 403(b).

                  (iii)    Exclusions From Compensation:

                           (1)      overtime.

                           (2)      bonuses.

                           (3)      commissions.

                           (4)
                                    ------------------------------

           Type of Contribution(s)                                  Exclusion(s)
           -----------------------                                  ------------


           Elective Deferrals [Section 7(b)]                        (1) (2) (3)
                                                                    -----------

           Matching Contributions [Section 7(c)]                    (1) (2) (3)
                                                                    -----------

           Qualified Non-Elective Contributions [Section 7(d)]
           and Non-Elective Contributions [Section 7(e)]            (1) (2) (3)
                                                                    -----------

          (iv) Maximum Compensation

               For purposes of the Plan, Compensation shall be limited to $N/A , the maximum amount which will be considered for Plan purposes. [If an amount is specified, it will limit the amount of contributions allowed on behalf of higher compensated Employees. Completion of this section is not intended to coordinate with the $200,000 limit of Code Section 415(d), thus the amount should be less than the $200,000 limit as adjusted for cost-of-living increases.]

     (c)  "Entry Date" [paragraph 1.30]

          (i) The first day of the Plan Year during which an Employee meets the eligibility requirements.

          (ii) The first day of the Plan Year nearest the date on which an Employee meets the eligibility requirements.

          (iii)The earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

          (iv) The first day of the Plan Year following the date on which the Employee meets the eligibility requirements. If this election is made, the Service requirement at 4(a)(ii) may not exceed 1/2 year and the age requirement at 4(b)(ii) may not exceed 20 1/2.

          (v) The first day of the month coinciding with or following the date on which an Employee meets the eligibility requirements.

          (vi) The first day of the Plan Year, or the first day of the fourth month, or the first day of the seventh month or the first day of the tenth month, of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

               Indicate Entry Date(s) to be used by specifying option from list above:

                  Type of Contribution(s)                          Entry Date(s)

                  For Discretionary Profit-Sharing Contributions
                  under 7(e), (f) and (g)                              (vi)
                                                                   --------

         For all other contributions (Option (i) not
         available for these contributions)                            (vi)
                                                                   --------

     (d)  "Hour of Service" [paragraph 1.41]

          Shall be determined on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:

          [X] (i) On the basis of actual hours for which an Employee is paid or entitled to payment.

          [ ] (ii) On the basis of days worked. An Employee shall be credited with ten (10) Hours of Service if under paragraph 1.41 of the Basic Plan Document #R1 such Employee would be credited with at least one (1) Hour of Service during the day.

          [ ] (iii) On the basis of weeks worked. An Employee shall be credited with forty-five (45) Hours of Service if under paragraph 1.41 of the Basic Plan Document #R1 such Employee would be credited with at least one (1) Hour of Service during the week.

          [ ] (iv) On the basis of semi-monthly payroll periods. An Employee shall be credited with ninety-five (95) Hours of Service if under paragraph 1.41 of the Basic Plan Document #R1 such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

          [ ] (v) On the basis of months worked. An Employee shall be credited with one-hundred-ninety (190) Hours of Service if under paragraph
               1.41 of the Basic Plan Document #R1 such Employee would be credited with at least one (1) Hour of Service during the month.

     (e)  "Limitation Year" [paragraph 1.44]

          The 12-consecutive month period commencing on January 1 and ending on December 31.

          If applicable, the Limitation Year will be a short Limitation Year commencing on and ending on . Thereafter, the Limitation Year shall end on the date last specified above.

     (f)  "Net Profit"

          [X] (i) Not applicable (profits will not be required for any contributions to the Plan).

          [ ]  (ii) As defined in paragraph 1.48 of the Basic Plan Document #R1.

          [ ]  (iii) Shall be defined as:


                                    (Only use if definition in paragraph 1.48 of
                                    the  Basic  Plan   Document  #R1  is  to  be
                                    superseded.)

     (g)  "Plan Year" [paragraph 1.57]

          The 12-consecutive month period commencing on January 1 and ending on December 31 .

          If applicable, the Plan Year will be a short Plan Year commencing on _______________and ending on ______________. Thereafter, the Plan Year shall end on the date last specified above.

     (h)  "Qualified Early Retirement Age"

          For purposes of making distributions under the provisions of a Qualified Domestic Relations Order, the Plan's Qualified Early Retirement Age with regard to the Participant against whom the order is entered [X] shall [ ] shall not be the date the order is determined to be qualified. If "shall" is elected, this will only allow payout to the alternate payee(s).

     (i)  "Qualified Joint and Survivor Annuity"

          The safe-harbor provisions of paragraph 8.7 of the Basic Plan Document #R1 [X] are [ ] are not applicable. If not applicable, the survivor annuity shall be % (50%, 66-2/3%, 75% or 100%) of the annuity payable during the lives of the Participant and Spouse. If no answer is specified, 50% will be used.

     (j)  "Taxable Wage Base" [paragraph 1.63]

          [X]  (i) Not Applicable - Plan is not integrated with Social Security.

          [ ] (ii) The maximum earnings considered wages for such Plan Year under Code Section 3121(a).

          [ ] (iii) ______% (not more than 100%) of the amount considered wages for such Plan Year under Code Section 3121(a).

          [ ] (iv) $_______, provided that such amount is not in excess of the amount determined under paragraph 3(j)(ii) above.

          [ ] (v) For the 1989 Plan Year $10,000. For all subsequent Plan Years, 20% of the maximum earnings considered wages for such Plan Year under Code Section 3121(a).

          NOTE:Using less than the maximum at (ii) may result in a change in the allocation formula in Section 7.

     (k)  "Valuation Date(s)"

          Allocations  to Participant  Accounts will be done in accordance  with
          Article V of the Basic Plan Document #R1:

                  (i)      Daily                     (v)      Quarterly

                  (ii)     Weekly                    (vi)     Semi-Annually

                  (iii)    Monthly                   (vii)    Annually

                  (iv)     Bi-Monthly

     Indicate Valuation Date(s) to be used by specifying option from list above:

        Type of Contribution(s)                                Valuation Date(s)
        -----------------------                                -----------------

        After-Tax Voluntary Contributions [Section 6(b)]

        Elective Deferrals [Section 6(a)]                             (i)
                                                                   ------

        Matching Contributions [Section 7(c)]                         (i)
                                                                   ------

        Qualified Non-Elective Contributions [Section 7(d)]           (i)
                                                                   ------

        Non-Elective Contributions [Section 7(e), (f), (g)]

        Minimum Top-Heavy Contributions [Section 7(i)]

     (l)  "Year of Service"

          (i) For Eligibility Purposes: The 12-consecutive month period during which an Employee is credited with 1000 (not more than 1,000) Hours of Service.

          (ii) For Allocation Accrual Purposes: The 12-consecutive month period during which an Employee is credited with 1000 (not more than 1,000) Hours of Service.

          (iii)For Vesting Purposes: The 12-consecutive month period during which an Employee is credited with 1000 (not more than 1,000) Hours of Service.

4.   ELIGIBILITY REQUIREMENTS [Article II]

     (a)  Service:

          (i)  For Elective Deferrals,  and Required Voluntary  Contributions or
               Employer   Contributions  [unless  specified  otherwise  at  (ii)
               below]:

               [ ]  (1) The Plan shall have no service requirement.

               [X] (2) The Plan shall cover only Employees having completed at least 1 [not more than three (3)] Years of Service. If more than one (1) is specified, for Plan Years beginning in 1989 and later, the answer will be deemed to be one (1).

          (ii) For contributions [not covered at (i) above] specify the Service requirements below:

                                                                      Service
                Type of Contribution                                Requirement
                --------------------                                -----------
                Employer Matching

                Qualified Non-Elective

                Descretionary Profit-Sharing

                Required Voluntary

               Not more than three (3) years may be specified.  If more than two
               (2) years is specified, for Plan Years beginning in 1989 and later, the requirement will be deemed to be two (2) years.

          NOTE:If the eligibility period selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such period. Participants will be eligible for Top-Heavy minimum contributions after the period in (i) above, assuming they satisfy the other requirements of this Section 4.

     (b)  Age:

          [ ]  (i) The Plan shall have no minimum age requirement.

          [X] (ii) The Plan shall cover only Employees having attained age 21 (not more than age 21). --

     (c)  Classification:

          The Plan shall cover all Employees who have met the age and service requirements with the following exceptions:

          [ ]  (i) No exceptions.

          [X] (ii) The Plan shall exclude Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "Employee Representative" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

          [X] (iii) The Plan shall exclude Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

          [X]  (iv)   The   Plan   shall   exclude   from    participation   any
               nondiscriminatory   classification  of  Employees  determined  as
               follows:

                leased employees
                employees of members of Employer's related group


     (d)  Employees on Effective Date:

          [X] (i) Not Applicable. All Employees will be required to satisfy both the age and Service requirements specified above.

          [ ] (ii) Employees employed on the Plan's Effective Date do not have to satisfy the Service requirements specified above at [ ]
               (a)(i), [ ] (a)(ii), [ ] both.

          [ ] (iii) Employees employed on the Plan's Effective Date do not have to satisfy the age requirements specified above.


5.   RETIREMENT AGES

     (a)  Normal Retirement Age:

          If the Employer imposes a requirement that Employees retire upon reaching a specified age, the Normal Retirement Age selected below may not exceed the Employer imposed mandatory retirement age.

          [X]  (i) Normal Retirement Age shall be 65 (not to exceed age 65). --

          [ ] (ii) Normal Retirement Age shall be the later of attaining age (not to exceed age 65) or the (not to exceed the 5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

     (b)  Early Retirement Age:

          [ ]   (i) Not Applicable.

          [X] (ii) The Plan shall have an Early Retirement Age of 55 (not less than 55) and completion of 15 Years of Service, or completion of 25 Years of Service, without regard to age.


6.   EMPLOYEE CONTRIBUTIONS

     [X] (a) Participants shall be permitted to make Elective Deferrals in any amount from 1 % up to 13 % of their Compensation.

          If (a) is applicable, Participants shall be permitted to amend their Salary Savings Agreements to change the contribution percentage as provided below:

          [ ]  (i) On the Anniversary Date of the Plan,

          [ ] (ii) On the Anniversary Date of the Plan and on the first day of the seventh month of the Plan Year,

          [X] (iii) On the Anniversary Date of the Plan and on the first day following any Valuation Date, or

          [ ]  (iv) Upon 30 days notice to the Employer.

     [ ] (b) Participants shall be permitted to make after tax Voluntary Contributions.

     [ ] (c) Participants shall be required to make after tax Voluntary Contributions as follows (Thrift Savings Plan):


          [ ]  (i) ______% of Compensation.

          [ ] (ii) A percentage determined by the Employee on his or her enrollment form.

     [ ]  (d) If  necessary  to  pass  the  Average  Deferral  Percentage  Test,
          Participants   [  ]  may  [  ]  may  not   have   Elective   Deferrals
          recharacterized as Voluntary Contributions.

          NOTE:The Average Deferral Percentage Test will apply to contributions under (a) above. The Average Contribution Percentage Test will apply to contributions under (b) and (c) above, and may apply to
               (a).

7.       EMPLOYER CONTRIBUTIONS AND ALLOCATION THEREOF

NOTE:The Employer shall make contributions to the Plan in accordance with the formula or formulas selected below. The Employer's contribution shall be subject to the limitations contained in Articles III and X. For this purpose, a contribution for a Plan Year shall be limited for the Limitation Year which ends with or within such Plan Year. Also, the integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to amendment for the Tax Reform Act of 1986.

     (a)  Profits Requirement:

          (i)  Current or Accumulated Net Profits are required for:

               [ ]  (A) Matching Contributions.

               [ ]  (B) Qualified Non-Elective Contributions.

               [ ]  (C) Discretionary Contributions.

          (ii) No Net Profits are required for:

               [X]  (A) Matching Contributions.

               [X]  (B) Qualified Non-Elective Contributions.

               [X]  (C) Discretionary Contributions.

               NOTE:Elective  Deferrals can always be contributed  regardless of profits.

[X]  (b) Salary Savings Agreement:

          The Employer shall contribute and allocate to each Participant's account an amount equal to the amount withheld from the Compensation of such Participant pursuant to his or her Salary Savings Agreement. If applicable, the maximum percentage is specified in Section 6 above.

          An Employee who has terminated his or her election under the Salary Savings Agreement other than for Hardship reasons may not make another Elective Deferral:

          [ ]  (i) until the first day of the next Plan Year.

          [X]  (ii) until the first day of the [X] next  valuation  period.  [ ]
               second  valuation  period  following   termination.   [  ]  third
               valuation period following termination.

          [ ]  (iii) for a  period of ______ month(s) (not to exceed 12 months).


[x]  (c) Matching Employer Contribution [See paragraphs (h) and (i)]:

     [X] (i) Percentage Match: The Employer shall contribute and allocate to each eligible Participant's account an amount equal to 50 % of the amount contributed and allocated in accordance with paragraph 7(b) above and (if checked) __% of [ ] the amount of Voluntary Contributions made in accordance with paragraph 4.1 of the Basic Plan Document #R1. The Employer shall not match Participant Elective Deferrals as provided above in excess of $_______ or in excess of 6 % of the Participant's Compensation or if applicable, Voluntary Contributions in excess of $______ or in excess of ___% of the Participant's Compensation. In no event will the match on both Elective Deferrals and Voluntary Contributions exceed a combined amount of $_____ or ___%.

     [ ] (ii) Discretionary Match: The Employer shall contribute and allocate to each eligible Participant's account a percentage of the Participant's Elective Deferral contributed and allocated in accordance with paragraph 7(b) above. The Employer shall set such percentage prior to the end of the Plan Year. The Employer shall not match Participant Elective Deferrals in excess of $_______ or in excess of ___% of the Participant's Compensation.

     [] (iii) Tiered Match: The Employer shall contribute and allocate to each Participant's account an amount equal to ____% of the first _____% of the Participant's Compensation, to the extent deferred.

          ____% of the next ____% of the Participant's Compensation, to the extent deferred.

          ___% of the next ___% of the Participant's Compensation, to the extent deferred.

     NOTE:Percentages   specified  in  (iii)  above  may  not  increase  as  the
          percentage of Participant's contribution increases.

     [ ] (iv) Flat Dollar Match: The Employer shall contribute and allocate to each Participant's account $______ if the Participant defers at least 1% of Compensation.

     [ ] (v) Percentage of Compensation Match: The Employer shall contribute and allocate to each Participant's account _____% of Compensation if the Participant defers at least 1% of Compensation.

     [ ] (vi) Proportionate Compensation Match: The Employer shall contribute and allocate to each Participant who defers at least 1% of
          Compensation, an amount determined by multiplying such Employer Matching Contribution by a fraction the numerator of which is the Participant's Compensation and the denominator of which is the Compensation of all Participants eligible to receive such an allocation. The Employer shall set such discretionary contribution prior to the end of the Plan Year.

     [X] (vii) Qualified Match: Employer Matching Contributions will be treated as Qualified Matching Contributions to the extent specified below:

          []   (A) All Matching Contributions.

          []   (B) None.

          []   (C) ___% of the Employer's Matching Contribution.


          []   (D) up to ___% of each Participant's Compensation.


          [X] (E) The amount necessary to meet the [ ] Average Deferral Percentage (ADP) test, [ ] Average Contribution Percentage (ACP) test, [X] Both the ADP and ACP tests.

          (viii) Matching Contribution Computation Period: The time period upon which matching contributions will be based shall be

                                    [  ]    (A)      weekly

                                    [X]     (B)      bi-weekly

                                    [  ]    (C)      semi-monthly

                                    [  ]    (D)      monthly

                                    [  ]    (E)      quarterly

                                    [  ]    (F)      semi-annually

                                    [  ]    (G)      annually

                    (ix) Eligibility for Match: Employer Matching Contributions,
                         whether or not Qualified, will only be made on Employee Contributions not withdrawn prior to the end of the [X] valuation period [ ] Plan Year.

[X]  (d) Qualified  Non-Elective Employer Contribution - [See paragraphs (h) and
     (i)] These contributions are fully vested when contributed.

     The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder. The amount of Qualified non-Elective Contributions taken into account for purposes of meeting the ADP or ACP test requirements is:

          [ ]  (i) All such Qualified non-Elective Contributions.

          [X] (ii) The amount necessary to meet [ ] the ADP test, [ ] the ACP test, [X] Both the ADP and ACP tests.

          Qualified non-Elective Contributions will be made to:

          [ ]  (iii) All Employees eligible to participate.

          [X]  (iv)  Only   non-Highly   Compensated   Employees   eligible   to
               participate.

[X] (e) Additional Employer Contribution Other Than Qualified Non-Elective Contributions - Non-Integrated [See paragraphs (h) and (i)]

     The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder.

[ ] (f) Additional Employer Contribution - Integrated Allocation Formula [See paragraphs (h) and (i)]

     The Employer shall have the right to make an additional discretionary contribution. The Employer's contribution for the Plan Year plus any forfeitures shall be allocated to the accounts of eligible Participants as follows:

     (i)  First, to the extent contributions and forfeitures are sufficient, all
          Participants   will  receive  an  allocation  equal  to  3%  of  their
          Compensation.

     (ii) Next, any remaining Employer Contributions and forfeitures will be allocated to Participants who have Compensation in excess of the Taxable Wage Base (excess Compensation). Each such Participant will receive an allocation in the ratio that his or her excess compensation bears to the excess Compensation of all Participants. Participants may only receive an allocation of 3% of excess Compensation.

     (iii)Next, any remaining Employer contributions and forfeitures will be allocated to all Participants in the ratio that their Compensation plus excess Compensation bears to the total Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus excess Compensation, under this allocation method. If the Taxable Wage Base defined at Section 3(j) is less than or equal to the greater of $10,000 or 20% of the maximum, the 2.7% need not be reduced. If the amount specified is greater than the greater of $10,000 or 20% of the maximum Taxable Wage Base, but not more than 80%, 2.7% must be reduced to 1.3%. If the amount specified is greater than 80% but less than 100% of the maximum Taxable Wage Base, the 2.7% must be reduced to 2.4%.

     NOTE:If the Plan is not Top-Heavy or if the Top-Heavy minimum contribution or benefit is provided under another Plan [see Section 11(d)(ii)] covering the same Employees, sub-paragraphs (i) and (ii) above may be disregarded and 5.7%, 4.3% or 5.4% may be substituted for 2.7%, 1.3% or 2.4% where it appears in (iii) above.

     (iv) Next, any remaining Employer contributions and forfeitures will be allocated to all Participants (whether or not they received an allocation under the preceding paragraphs) in the ratio that each Participant's Compensation bears to all Participants' Compensation.

[] (g) Additional Employer Contribution-Alternative Integrated Allocation Formula [See paragraph (i)]

     The Employer shall have the right to make an additional discretionary contribution. To the extent that such contributions are sufficient, they shall be allocated as follows:

     ____% of each eligible Participant's Compensation plus ____% of Compensation in excess of the Taxable Wage Base defined at Section 3(j) hereof. The percentage on excess compensation may not exceed the lesser of
     (i) the amount first specified in this paragraph or (ii) the greater of 5.7% or the percentage rate of tax under Code Section 3111(a) as in effect on the first day of the Plan Year attributable to the Old Age (OA) portion of the OASDI provisions of the Social Security Act. If the Employer specifies a Taxable Wage Base in Section 3(j) which is lower than the Taxable Wage Base for Social Security purposes (SSTWB) in effect as of the first day of the Plan Year, the percentage contributed with respect to excess Compensation must be adjusted. If the Plan's Taxable Wage Base is greater than the larger of $10,000 or 20% of the SSTWB but not more than 80% of the SSTWB, the excess percentage is 4.3%. If the Plan's Taxable Wage Base is greater than 80% of the SSTWB but less than 100% of the SSTWB, the excess percentage is 5.4%.

NOTE:Only one plan  maintained  by the  Employer may be  integrated  with Social
     Security.

     (h)  Allocation of Excess Amounts (Annual Additions)

          In the event that the allocation formula above results in an Excess Amount, such excess shall be:

          [X] (i) placed in a suspense account accruing no gains or losses for the benefit of the Participant.

          [ ] (ii) reallocated as additional Employer contributions to all other Participants to the extent that they do not have any Excess Amount.

     (i)  Minimum Employer Contribution Under Top-Heavy Plans:

          For any Plan Year during which the Plan is Top-Heavy, the sum of the contributions and forfeitures as allocated to eligible Employees under paragraphs 7(d), 7(e), 7(f), 7(g) and 9 of this Adoption Agreement shall not be less than the amount required under paragraph 14.2 of the Basic Plan Document #R1. Top-Heavy minimums will be allocated to:

          [X]  (i) all eligible Participants.

          [ ]  (ii) only eligible non-Key Employees who are Participants.

     (j)  Return of Excess Contributions and/or Excess Aggregate Contributions:

          In the event that one or more Highly Compensated Employees are subject to both the ADP and ACP tests and the sum of such tests exceeds the Aggregate Limit, the limit will be satisfied by reducing the:

          [ ]  (i) the ADP of the affected Highly Compensated Employees.

          [ ]  (ii) the ACP of the affected Highly Compensated Employees.

          [X] (iii) a combination of the ADP and ACP of the affected Highly Compensated Employees.

[X] (k) One-time $100 contribution to the account of each Participant upon his or her initial satisfaction of eligibility requirements, treated as Qualified Matching Contribution and fully vested.


8.   ALLOCATIONS TO TERMINATED EMPLOYEES [paragraph 5.3]

     [ ] (a) The Employer will not allocate Employer related contributions to Employees who terminate during a Plan Year, unless required to satisfy the requirements of Code Section 401(a)(26) and 410(b). (These requirements are effective for 1989 and subsequent Plan Years.)

     [X] (b) The Employer will allocate Employer matching and other related contributions as indicated below to Employees who terminate during the Plan Year as a result of:

                Matching     Other

                  [X]          [X]     (i)    Retirement.

                  [X]          [X]     (ii)   Disability.

                  [X]          [X]     (iii)  Death.


                  [  ]         [  ]    (iv)   Other termination  of   employment
                                              provided that  the Participant has
                                              completed  a Year  of  Service  as
                                              defined   for   Allocation Accrual
                                              Purposes.

                  [  ]         [  ]    (v)    Other  termination  of  employment
                                              even though  the  Participant  has
                                              not completed a Year of Service.

                  [  ]         [  ]    (vi)   Termination of employment (for any
                                              reason)    provided    that   the
                                              Participant  had completed a  Year
                                              of     Service   for    Allocation
                                              Accrual Purposes.


9.   ALLOCATION OF FORFEITURES

NOTE:Subsections (a), (b) and (c) below apply to forfeitures of amounts other than Excess Aggregate Contributions.

     (a)  Allocation Alternatives:

          If forfeitures are allocated to Participants, such allocation shall be done in the same manner as the Employer's contribution.

          [ ]  (i) Not Applicable. All contributions are always fully vested.

          [ ] (ii) Forfeitures shall be allocated to Participants in the same manner as the Employer's contribution.

               If allocation to other Participants is selected, the allocation shall be as follows:

               [1] Amount attributable to Employer discretionary contributions and Top-Heavy minimums will be allocated to:

                    [ ]  all eligible Participants under the Plan.

                    [ ] only those Participants eligible for an allocation of Employer contributions in the current year.

                    [ ] only those Participants eligible for an allocation of matching contributions in the current year.

               [2] Amounts attributable to Employer Matching contributions will be allocated to:

                    [ ]  all eligible Participants.

                    [ ] only those Participants eligible for allocations of matching contributions in the current year.

     [X]  (iii)   Forfeitures   shall  be  applied  to  reduce  the   Employer's
          contribution for such Plan Year.

     [ ] (iv) Forfeitures shall be applied to offset administrative expenses of the Plan. If forfeitures exceed these expenses, (iii) above shall apply.

     (b)  Date for Reallocation:

     NOTE:If no distribution has been made to a former Participant,  sub-section
          (i) below will apply to such  Participant  even if the Employer elects
          (ii), (iii) or (iv) below as its normal administrative policy.

          [ ] (i) Forfeitures shall be reallocated at the end of the Plan Year during which the former Participant incurs his or her fifth consecutive one year Break In Service.

          [X] (ii) Forfeitures will be reallocated immediately (as of the next Valuation Date).

          [ ] (iii) Forfeitures shall be reallocated at the end of the Plan Year during which the former Employee incurs his or her (1st, 2nd, 3rd, or 4th) consecutive one year Break In Service.

          [ ] (iv) Forfeitures will be reallocated immediately (as of the Plan Year end).

     (c)  Restoration of Forfeitures:

          If amounts are forfeited prior to five consecutive 1-year Breaks in Service, the Funds for restoration of account balances will be obtained from the following resources in the order indicated (fill in the appropriate number):

          [1]      (i)      Current year's forfeitures.

          [2]      (ii)     Additional Employer contribution.

          [3]      (iii)    Income or gain to the Plan.

     (d)  Forfeitures of Excess Aggregate Contributions shall be:

          [X]  (i) Applied to reduce Employer contributions.

          [ ] (ii) Allocated, after all other forfeitures under the Plan, to the Matching Contribution account of each non-Highly Compensated Participant who made Elective Deferrals or Voluntary
               Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year. Such forfeitures cannot be allocated to the account of any Highly Compensated Employee.

               Forfeitures of Excess Aggregate Contributions will be so applied at the end of the Plan Year in which they occur.


10.  CASH OPTION

          [ ] (a) The Employer may permit a Participant to elect to defer to the Plan, an amount not to exceed ___% of any Employer paid cash bonus made for such Participant for any year. A Participant must file an election to defer such contribution at least fifteen (15) days prior to the end of the Plan Year. If the Employee fails to make such an election, the entire Employer paid cash bonus to which the Participant would be entitled shall be paid as cash and not to the Plan. Amounts deferred under this section shall be treated for all purposes as Elective Deferrals. Notwithstanding the above, the election to defer must be made before the bonus is made available to the Participants.

          [X]  (b) Not Applicable.


11.  LIMITATIONS ON ALLOCATIONS [Article X]

     [ ] This is the only Plan the Employer maintains or ever maintained; therefore, this section is not applicable.

     [X] The Employer does maintain or has maintained another Plan (including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(l)(2)], under which amounts are treated as Annual Additions) and has completed the proper sections below.

          Complete (a), (b) and (c) only if the Employer maintains or ever maintained another qualified plan, including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(l)(2)] in which any Participant in this Plan is (or was) a participant or could possibly become a participant.

     (a)  If  the  Participant  is  covered  under  another   qualified  Defined
          Contribution Plan maintained by the Employer, other than a Regional Prototype Plan:

          [ ] (i) the provisions of Article X of the Basic Plan Document #R1 will apply, as if the other plan were a Regional Prototype Plan.

          [ ] (ii) Attach provisions stating the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

     (b) If a Participant is or ever has been a participant in a Defined Benefit Plan maintained by the Employer:

          Attach  provisions  which  will  satisfy  the 1.0  limitation  of Code
          Section 415(e). Such language must preclude Employer discretion. The Employer must also specify the interest and mortality assumptions used in determining Present Value in the Defined Benefit Plan. See attachment to Section 11(b) of this Adoption Agreement.

     (c) The minimum contribution or benefit required under Code Section 416 relating to Top-Heavy Plans shall be satisfied by:

          [ ]  (i) This Plan.

          [X]  (ii) Northwest Savings Bank Pension Plan
                   (Name  of  other   qualified   plan  of  the Employer).

          [ ] (iii) Attach provisions stating the method under which the minimum contribution and benefit provisions of Code Section 416 will be satisfied. If a Defined Benefit Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in the Top-Heavy Ratio.


12.  VESTING [Article IX]

     Employees shall have a fully vested and nonforfeitable interest in any Employer contribution and the investment earnings thereon made in accordance with paragraphs (select one or more options) [ ] 7(c), [ ] 7(e), [ ] 7(f), [ ] 7(g) and [ ] 7(i) hereof. Contributions under paragraph 7(b), 7(c)(vii) and 7(d) and 7(k) are always fully vested. If one or more of the foregoing options are not selected, such Employer contributions shall be subject to the vesting table selected by the Employer.

     Each Participant shall acquire a vested and nonforfeitable percentage in his or her account balance attributable to Employer contributions and the earnings thereon under the procedures selected below except with respect to any Plan Year during which the Plan is Top-Heavy, in which case the Two-twenty vesting schedule [option (b)(iv)] shall automatically apply unless the Employer has already elected a faster vesting schedule. If the Plan is switched to option (b)(iv), because of its Top-Heavy status, that vesting schedule will remain in effect even if the Plan later becomes non-Top-Heavy until the Employer executes an amendment of this Adoption Agreement indicating otherwise.

     (a)  Computation Period:

          The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions:

          [ ] (i) shall not be applicable since Participants are always fully vested,

          [ ] (ii) shall commence on the date on which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof, or

          [X] (iii) shall commence on the first day of the Plan Year during which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof.

     A Participant shall receive credit for a Year of Service if he or she completes at least 1,000 Hours of Service [or if lesser, the number of hours specified at 3(l)(iii) of this Adoption Agreement] at any time during the 12-consecutive month computation period. Consequently, a Year of Service may be earned prior to the end of the 12-consecutive month computation period and the Participant need not be employed at the end of the 12-consecutive month computation period to receive credit for a Year of Service.

     (b)  Vesting Schedules:

     NOTE:The vesting schedules below only apply to a Participant who has at least one Hour of Service during or after the 1989 Plan Year. If applicable, Participants who separated from Service prior to the 1989 Plan Year will remain under the vesting schedule as in effect in the Plan prior to amendment for the Tax Reform Act of 1986.

     (i)  Full and immediate vesting.

                                            Years of Service
                    ------------------------------------------------------------
                     1        2        3         4         5         6       7
                    ---      ---      ---       ---       ---       ---     ---

     (ii)             %     100%
     (iii)            %        %     100%
     (iv)             %      20%      40%       60%       80%       100%
     (v)             0%       0%      20%       40%       60%        80%    100%
     (vi)           10%      20%      30%       40%       60%        80%    100%
     (vii)            %        %        %         %      100%
     (viii)           %        %        %         %         %          %    100%


NOTE:The percentages selected for schedule (viii) may not be less for any year than the percentages shown at schedule (v).

     [X] All contributions other than those which are fully vested when contributed will vest under schedule (v) above.

     [ ] Contributions other than those which are fully vested when contributed will vest as provided below:

                      Vesting
                  Option Selected       Type Of Employer Contribution
                  ---------------       -----------------------------
                                         7(c) Employer Match on
                                              Salary Savings

                                         7(c) Employer Match on
                                              Employee Voluntary

                                         7(e) Employer Discretionary

                                         7(f) & (g) Employer
                                              Discretionary -Integrated

     (c)  Service disregarded for Vesting:

          [X]  (i) Not Applicable. All Service shall be considered.

          [ ]  (ii)  Service  prior  to the  Effective  Date of  this  Plan or a
               predecessor   plan  shall  be   disregarded   when   computing  a
               Participant's vested and nonforfeitable interest.

          [ ]  (iii) Service prior to a Participant having attained age 18 shall
               be  disregarded   when  computing  a  Participant's   vested  and
               nonforfeitable interest.

13.      SERVICE WITH PREDECESSOR ORGANIZATION

         For purposes of satisfying the Service requirements for eligibility, Hours of Service shall include Service with the following predecessor organization(s):
         (These hours will also be used for vesting purposes.)

         See Attachment to Section 13 of this Adoption Agreement.



14.      ROLLOVER/TRANSFER CONTRIBUTIONS

         (a) Rollover Contributions, as described at paragraph 4.3 of the Basic Plan Document #R1, [X] shall [ ] shall not be permitted. If permitted, Employees [X] may [ ] may not make Rollover Contributions prior to meeting the eligibility requirements for participation in the Plan.

         (b) Transfer Contributions, as described at paragraph 4.4 of the Basic Plan Document #R1, [X] shall [ ] shall not be permitted. If permitted, Employees [X] may [ ] may not Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.

          NOTE:Even if  available,  the  Employer  may  refuse  to  accept  such
               contributions  if  its  Plan  meets  the  safe-harbor   rules  of
               paragraph 8.7 of the Basic Plan Document #R1.

15.      HARDSHIP WITHDRAWALS

         Hardship withdrawals, as provided for in paragraph 6.9 of the Basic Plan Document #R1, [X] are [ ] are not permitted.


16.      PARTICIPANT LOANS

         Participant loans, as provided for in paragraph 13.4 of the Basic Plan Document #R1, [ ] are [X] are not permitted. If permitted, repayments of principal and interest shall be repaid to [ ] the Participant's segregated account or [ ] the general Fund.

17.    INSURANCE POLICIES

        The insurance provisions of paragraph 13.5 of the Basic Plan Document #R1 [ ] shall [X] shall not be applicable.


18.    EMPLOYER INVESTMENT DIRECTION

       The Employer investment direction provisions, as set forth in paragraph
       13.6 of the Basic Plan Document #R1, [ ] shall [X] shall not be applicable.


19.    EMPLOYEE INVESTMENT DIRECTION

       (a) The Employee investment direction provisions, as set forth in paragraph 13.7 of the Basic Plan Document #R1, [X] shall [ ] shall not be applicable.

                If applicable, Participants may direct their investments:

                [X]      (i)      among funds offered by the Trustee.

                [  ]     (ii)     among any allowable investments.

       (b) Participants may direct the following kinds of contributions and the earnings thereon (check all applicable):

                [X]      (i)      All Contributions.

                [  ]     (ii)     Elective Deferrals.

                [  ]     (iii)    Employee Voluntary Contributions (after-tax).

                [  ]     (iv)     Employee Mandatory Contributions (after-tax).

                [  ]     (v)      Employer Qualified Matching Contributions.

                [  ]     (vi)     Other Employer Matching Contributions.

                [  ]     (vii)    Employer Qualified Non-Elective Contributions.

                [  ]     (viii)   Employer Discretionary Contributions.

                [  ]     (ix)     Rollover Contributions.

                [  ]     (x)      Transfer Contributions.

                [  ]     (xi)     All of  above which are  checked, but only  to
                                  the extent that the Participant is vested in those contributions.

NOTE:To the extent that Employee investment direction was previously allowed, it shall continue to be allowed on those amounts and the earnings thereon.

20.  EARLY PAYMENT OPTION

     (a) A Participant who separates from Service prior to retirement, death or Disability [X] may [ ] may not make application to the Employer requesting an early payment of his or her vested account balance.

     (b) A Participant who has not separated from Service [ ] may [X] may not obtain a distribution of his or her vested Employer contributions. Distribution can only be made if the Participant is 100% vested.

     (c) A Participant who has attained the Plan's Normal Retirement Age and who has not separated from Service [ ] may [X] may not receive a distribution of his or her vested account balance.

     NOTE:If the Participant has had the right to withdraw his or her account balance in the past, this right may not be taken away. Notwithstanding the above, to the contrary, required minimum distributions will be paid. For timing of distribution see item 21(a) below.

21.  DISTRIBUTION OPTIONS

     (a)  Timing of Distributions:

          In  cases  of  termination   for  other  than  death,   Disability  or
          retirement, benefits shall be paid:

          [X] (i) As soon as administratively feasible, following the close of the third month following that in which a distribution is requested or is otherwise payable.

          [ ] (ii) As soon as administratively feasible following the close of the Plan Year during which a distribution is requested or is otherwise payable.

          [ ] (iii) As soon as administratively feasible, following the date on which a distribution is requested or is otherwise payable.

          [ ]  (iv) As soon as administratively feasible, after the close of the
               Plan  Year  during  which  the  Participant   incurs  consecutive
               one-year Breaks in Service.

          [ ] (v) Only after the Participant has achieved the Plan's Normal Retirement Age, or Early Retirement Age, if applicable.

          In cases of death, Disability or retirement, benefits shall be paid:

          [X] (vi) As soon as administratively feasible, following the close of the monthly period during which a distribution is requested or is otherwise payable.

          [ ] (vii) As soon as administratively feasible following the close of the Plan Year during which a distribution is requested or is otherwise payable.

          [ ] (viii) As soon as administratively feasible, following the date on which a distribution is requested or is otherwise payable.

     (b)  Optional Forms of Payment:

          [X]      (i)      Lump Sum.

          []   (ii) Installment Payments.

          []   (iii) Life Annuity*.

          [] (iv) Life Annuity Term Certain*. Life Annuity with payments guaranteed for _______ years (not to exceed 20 years, specify all applicable).

          []   (v) Joint and [ ] 50%, [ ] 66-2/3%,  [ ] 75% or [ ] 100% survivor annuity* (specify all applicable).

          [X]  (vi) Other form(s) specified:

          *Not available in Plan meeting provisions of paragraph 8.7 of Basic Plan Document #R1.

     (c)  Recalculation of Life Expectancy:

          In determining required distributions under the Plan, Participants and/or their Spouse (Surviving Spouse) [ ] shall [X] shall not have the right to have their life expectancy recalculated.

          If "shall",

          [ ]   only the Participant shall be recalculated.

          [ ]   both the Participant and Spouse shall be recalculated.

          [ ]   who is recalculated shall be determined by the Participant.

22.  SIGNATURES

     (a)  EMPLOYER:

          Name and address of Employer if different than specified in Section 1 above.

          Northwest Savings Bank

          This agreement and the corresponding provisions of the Plan and Trust Basic Plan Document #R1 were adopted by the Employer the 24th day of June , 1996 .

                                             NORTHWEST SAVINGS BANK
          Signed for the Employer by:        Robert G. Norton

          Title:                             VICE PRESIDENT

          Signature:                        /s/Robert G. Norton
                                            6/24/96

          The Employer understands that its failure to properly complete the Adoption Agreement may result in disqualification of its Plan.

          Employer's Reliance: The adopting Employer may not rely on a notification letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Code Section 401. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

          This Adoption Agreement may only be used in conjunction with Basic Plan Document #R1.

    (b)      TRUSTEE:

             Name of Trustee:

             Heritage Trust Company

             The Employer's Plan as contained herein was accepted by the Trustee(s) the 28th day of June , 1996.

    Signed for the Trustee by:         HERITAGE TRUST COMPANY

    Title:                             EXECUTIVE VICE PRESIDENT

    Signature:                         /s/


    (c)      SPONSOR:

             The Employer's Agreement and the corresponding provisions of the Plan and Trust/Custodial Account Basic Plan Document #R1 were accepted by the Sponsor the day of June, 1996.

             Signed for the Sponsor by: Kris J. Vargo

             Title:                     Partner

             Signature:               /s/ Kris J. Vargo

                                                                     EXHIBIT 4.2



                            SUMMARY PLAN DESCRIPTION

                                     OF THE

                             NORTHWEST SAVINGS BANK
                     SECTION 401(x) RETIREMENT SAVINGS PLAN
                 As Amended and Restated Effective July 1, 1996
                          And Further Amended Effective
              October 1, 1997, January 1, 1999 and January 1, 2000

                            SUMMARY PLAN DESCRIPTION
                                     OF THE
                             NORTHWEST SAVINGS BANK
                     SECTION 401(k) RETIREMENT SAVINGS PLAN

                                TABLE OF CONTENTS

1.      General................................................................1
2.      Identification of Plan.................................................1
3.      Type of Plan...........................................................2
4.      Plan Administrator.....................................................2
5.      Trustee/Trust Fund.....................................................2
6.      Definitions ...........................................................2
        A. Hours of Service....................................................2
        B. Normal Retirement Age and Early Retirement Age......................3
        C. Compensation........................................................3
        D. Employee............................................................3
7.      Eligibility to Participate.............................................3
8.      Contributions..........................................................4
        A. Employer Initial Eligibility Bonus Contribution.....................4
        B. Employee Salary Deferral Contributions..............................4
        C. Employer Matching Contributions.....................................4
        D. Employer Discretionary Profit Sharing Contributions.................4
9.      Participant Directed Investment of All Plan Accounts...................5
10.     Hardship Withdrawals...................................................5
11.     Vesting................................................................6
12.     Retirement Benefits - Manner of Payment................................6
13.     Payment of Benefits Upon Death or Permanent Disability.................6
14.     Payment of Benefits Prior to Retirement................................7
15.     Interest in Plan.......................................................7
16.     Claims Procedure ......................................................7
17.     Making Elections.......................................................7
18.       Participant's Rights Under ERISA.....................................8
19.       Amendment of Termination.............................................9
20.       Non-Transferable Interest............................................9
21.       Federal Income Taxation of Benefits Paid.............................9

Exhibit A -       Northwest Savings Bank 401(k) Daily Access System
Exhibit B -       List of Investment Funds Offered Under the Plan
Exhibit C -       Schedule of Prior Service Reorganized for Employees of
                  Predecessor Employers

                            SUMMARY PLAN DESCRIPTION

                                     GENERAL

 The legal name, address and employer identification number of the Employer are:

                             Northwest Savings Bank
                         Liberty Street at Second Avenue
                           Warren, Pennsylvania 16365
                               E.I.N.: 25-0368460

     Northwest Savings Bank (the "Employer") has established the Northwest Savings Bank Section 401(k) Retirement Savings Plan (the "Plan") to supplement your income upon retirement. In addition to retirement benefits, the Plan may distribute benefits in the event of your death or disability or in the event of your termination of employment prior to retirement. This Summary describes provisions of the Plan as amended and restated effective July 1, 1996 and further amended effective October 1, 1997, January 1, 1999 and January 1, 2000.

     Upon your first becoming eligible to participate in the Plan (the first day of the month following completion of one Year of Service with the Employer and attaining age 21) the Employer will contribute a fully vested $100 bonus to your account in the Plan.

     The Plan contains a Section 401(k) Salary Deferral savings feature. Salary Deferral Contributions and the earnings therefrom are not subject to Federal income tax until they are distributed to you from the Plan. However, Salary Deferral Contributions are subject to Social Security taxes, and to state and local income taxes in Pennsylvania. Salary Deferral Contributions are not subject to state and local income taxes in New York or Ohio.

     In addition, the Employer makes Matching Employer Contributions to your account in the Plan equal to 50% of the first 6% of your Salary Deferral Contributions to the Plan.

     The Employer may also make discretionary profit sharing contributions to the Plan. All contributions by the Employer to the Plan, and the earnings therefrom, are not subject to Federal income tax until they are distributed to you from the Plan.

     In order for Salary Deferral Contributions that you make under the Plan to qualify for favorable federal tax treatment, eligible employee Participants at various compensation levels must contribute minimum percentage amounts that satisfy prescribed participation tests.

     All benefits payable to you under the Plan are in addition to any benefits to which you may be entitled under Social Security or other retirement plans.

     Please keep in mind that this is only a summary of the Plan; in case of any conflict between the content of this Summary and the provisions of the Plan, the terms of the Plan will control. If you have any questions about the Plan after reading this Summary, you may contact the Committee.

                            2. IDENTIFICATION OF PLAN

     The Plan is known as the Northwest Savings Bank Section 401(k) Retirement Savings Plan. The Employer has assigned 002 as the Plan identification number. The Plan Year is the period on which the Plan maintains its records: January 1 to December 31.

                                 3. TYPE OF PLAN

     This  Plan is  commonly  known as a Section  401(k)  profit  sharing  plan.
Section 8, "CONTRIBUTIONS", explains the types of contributions to the Trust Fund for the Plan held by the Plan Trustee. Under this Plan, there is no fixed dollar amount of benefits. Your actual benefit will depend on the amount credited to your accounts in the Plan at your retirement or earlier termination of employment. Your benefit will reflect the amount of Salary Deferral
Contributions, if any, which you make to the Plan, the amount of Matching Employer Contributions made to the Plan on your behalf and the amount of Employer profit sharing contributions made to the Plan on your behalf during the period of time you were a Participant in the Plan. Your actual benefit will also include your Initial Eligibility Bonus and the earnings allocated to your respective accounts in the Plan.

                              4. PLAN ADMINISTRATOR

     The Human Resources Department of Northwest Savings Bank is the Plan Administrator for the Plan and is responsible for providing you and other Participants with information regarding your rights and benefits under the Plan. The Plan Administrator is the named fiduciary of the Plan and has the responsibility to make the rules under which the Plan is run, to interpret the Plan provisions, and to administer the Plan in a fair way to all Participants. The Plan Administrator also has the responsibility for making all discretionary determinations under the Plan and for directing the Trustee of the Plan to make distributions from the Plan. The Employer is the agent to receive service of legal process. In addition, service of legal process may be served upon the Trustee. The Plan Administrator's address and telephone number are:

               Human Resources Department, Northwest Savings Bank
                     Section 401 (k) Retirement Savings Plan
                               108 Liberty Street
                           Warren, Pennsylvania 16365
                            Telephone: (814) 728-7664

                              5. TRUSTEE/TRUST FUND

     The Employer has appointed the Trust Department of Northwest Savings Bank, 108 Liberty Street, Warren, PA 16365 to act as Trustee of the Plan. The Trustee will hold all amounts which the Plan Participants and the Employer contribute to the Plan in a trust fund. Upon the direction of the Plan Administrator, the Trustee will make all distribution and benefit payments from the trust fund to participants and beneficiaries. The Trustee will maintain trust fund records on a Plan Year basis: January 1 through December 31.

                                 6. DEFINITIONS

     A.   Hours of Service

     The Plan and this Summary Plan Description include references to Hours of Service. To become eligible to participate in the Plan, to advance on the vesting schedule or to share in the allocation of Employer contributions for a plan year, the Plan requires you to complete a minimum number of hours of service during a specified period, which is normally the Plan Year. The sections covering Eligibility to Participate, Vesting and Contributions explain hours of service in the context of those topics. However, hour of service has the same meaning for all purposes of the Plan.

     The Department of Labor, in its regulations, has prescribed various methods under which the Employer may credit hours of service for purposes of sharing in Employer allocations for a Plan Year and of becoming vested in those allocations. The Employer has selected the "actual" method for crediting hours of service. Under the actual method, you will receive credit for each hour for which the Employer pays you, directly or indirectly, or for which you are entitled to payment, for the performance of your employment duties. You also will receive credit for up to 501 hours in any continuous period during which you do not work, such as paid vacation, sick leave, disability, layoff, military duty or leave of absence.

     If an employee's absence from employment is due to maternity or paternity leave, the employee will receive credit for unpaid hours of service related to this leave, not to exceed 501 hours per Plan Year. The Advisory Committee will credit these hours of service to the first period during which the employee otherwise would incur a 1-year break in service as a result of the unpaid absence.

     B.   Normal Retirement Age and Early Retirement Age

     For purposes of the Plan, Normal Retirement Age is the day on which the Participant attains age sixty-five (65). The Plan also defines Early Retirement Age as the day on which the Participant attains age fiftyfive (55) and completes fifteen (15) years of service, or completes twenty-five (25) years of service, regardless of age.

     C.   Compensation

     For purposes of the Plan, Compensation is defined as base salary or earnings excluding overtime, bonuses and commissions paid by the Employer to you and reportable to the Internal Revenue Service for Federal Income Tax purposes after you become a Participant in the Plan. Compensation also includes any amounts which are deferred by you as Salary Deferral Contributions.

     D.   Employee

     For purposes of the Plan, an Employee shall mean any person who is on the active employment rolls of the Employer, excluding however leased employees, non-resident aliens, and employees covered under collective bargaining agreements.

                          7. ELIGIBILITY TO PARTICIPATE

     An eligible Employee shall become a Participant under the Plan, for all purposes, on the first day of the month immediately following the date on which he/she attains age twenty-one (21) and completes one (1) Year of Service.

     The Plan defines "Year of Service" for eligibility and vesting purposes as a 12 consecutive month period, commencing with your employment commencement date, in which you complete at least 1,000 Hours of Service for the Employer. The initial 12 month period starts on your first day of employment with the Employer. If you do not complete a Year of Service in the initial 12 month period beginning on your first day of employment, the 12 month period will become the Plan Year, including the Plan Year which includes your first day of employment.

                                8. CONTRIBUTIONS

     A.   Employer Initial Eligibility Bonus Contribution

     Upon satisfaction by each employee of the requirements to participate in the Plan (first day of the month following completion of one Year of Service and attainment of age 21) the Employer will contribute $100 to the Participant's Initial Eligibility Bonus Account in the Plan, which shall be 100% vested.

     B.   Employ Salary Deferral Contributions

     You may elect to make a Salary Deferral Contribution of a whole percentage from 1 to 15 percent of your Compensation. The amount of your Salary Deferral Contribution will be deducted from each regular payroll check. Your Compensation will be reduced by the amount of your Salary Deferral Contribution. For example, assume your Compensation is $20,000 for the year and the Salary Deferral Contribution percentage you select is equal to 6%. You will be able to have the Employer deposit $1,200 (6% of $20,000) to your Salary Deferral Contribution Account in the Plan without paying Federal income tax on this amount. Your taxable compensation for Federal income tax purposes will be reduced to $18,800.
NOTE: The Plan Administrator may reduce the percentage of Salary Deferral which you elect if participation and contribution rates for all eligible employees are not sufficient to meet certain deferral ratios required under IRS rules.

     Once you have satisfied the Plan's eligibility provisions, you may elect to commence, increase. decrease or cease Salary Deferral Contributions as of any business day following receipt by the Plan Administrator (Human Resources
Department of Northwest Savings Bank) of your written instructions (on forms available from the Plan Administrator) or of your telephoned instructions via the 401 (k) Daily Access System attached as Exhibit A. Exhibit A is subject to amendment by the Plan Administrator at any time hereafter upon notice to all Plan Participants.

     C.   Employer Matchig Contributions

     The Employer will make a matching contribution to your account in the Plan based on the amount of Salary Deferral Contributions you make to the Plan during the Plan Year. The Employer Matching Contribution allocated to the account of each Participant who makes Salary Deferral Contributions for any Plan Year is equal to 50% of the first 6% of each Participant's Salary Deferral Contributions for that Plan Year. In other words, a Participant's Salary Deferral Contributions which are in excess of 6% of his Compensation for any Plan Year are disregarded for the purposes of receiving an allocation of Employer Matching Contributions.

     Any Employer Matching Contributions under the Plan which are forfeited by Participants who terminate their employment before they are vested in the Plan are applied against Employer Matching or Discretionary Profit Sharing Contributions otherwise due under the Plan.

     D.   Employer Discretionary Profit Sharing Contributions

     The Employer, in its discretion, will determine annually the amount of its discretionary Employer Profit Sharing Contributions to the Plan, if any.

     You must complete 1,000 Hours of Service during the Plan Year and be employed on the last day of the Plan Year in order to share in the allocation of the Employer's discretionary Profit Sharing Contribution for any Plan Year.

     For each Plan Year, the Plan Administrator will allocate the Employer's Discretionary Profit Sharing Contribution, if any, to the separate Employer Contribution Accounts maintained for Participants. The Plan Administrator will base this allocation upon each Participant's proportionate share of the total compensation paid by the Employer during that Plan Year to all Participants in the Plan. For example, if your compensation for that Plan

Year is 1% of the total compensation for all participants for that particular Plan Year, the Plan Administrator will allocate 1% of the total Employer profit sharing contribution for the Plan Year to your account.

     If there are Participant forfeitures of Employer Discretionary Profit Sharing Contributions under the Plan, the Plan Administrator will apply these forfeitures against Employer Matching or Discretionary Profit Sharing Contributions otherwise due under the Plan.

             9. PARTICIPANT DIRECTED INVESTMENT OF ALL PLAN ACCOUNTS

     Eight separate investment funds are maintained under the Plan. They are listed in Exhibit B. You may direct the Trustee to invest your Salary Deferral Contribution Account, your Employer Matching Contribution Account, your $100 Initial Eligibility Bonus, and your Employer Profit Sharing Contribution Account in full percentages (no fractions) among these eight investment funds. You may change your investment designation as of any business day following receipt by the Plan Administrator of your written instructions (on forms available from the Plan Administrator) or of your telephoned instructions via the 401 (k) Daily Access System attached as Exhibit A. You may choose whether your new investment designation will apply to future contributions only or to the future contributions and amounts previously contributed to your Accounts in the Plan. The value of each of your Accounts in the Plan is determined as of the end of each business day. If you have any questions regarding the investment fund options you may contact the Committee.

                            10. HARDSHIP WITHDRAWALS

     You may apply in writing to the Plan Administrator at any time for an emergency withdrawal from your Salary Deferral Contribution Account. Under the Treasury Regulations, such withdrawals may be made only for immediate and heavy financial need which cannot be met by insurance, borrowing or other resources, and the amount withdrawn may not exceed the amount required to meet the immediate financial need created by the emergency. The amount of withdrawal will be paid to you as soon as practicable after it is approved by the Plan Administrator. Determination of financial hardship will be made on a uniform and non-discriminatory basis.

     Conditions which warrant approval of a Participant's application for a hardship withdrawal are limited to medical or hospital expenses of the
Participant or dependents, purchase (excluding mortgage payments) of the Participant's principal residence, payment of post-secondary educational expenses (including tuition, fees and room and board expenses for the next 12 months) for the Participant or the Participant's dependents, or payment of expenses which threaten eviction from or the foreclosure of the mortgage on the Participant's principal residence.

     Amounts withdrawn may not be returned to the Plan. Your withdrawal will be subject to Federal income tax, and if you request a distribution from your Salary Deferral Contribution Account prior to attaining age 59 1/2, that distribution will also be subject to a 10% early distribution penalty tax. You may include in your hardship withdrawal the amount of taxes you will incur as a result of it. You should consult a qualified tax advisor before requesting a hardship distribution from the Plan.

     Participants who make a hardship withdrawal may not make Elective Deferrals or other contributions to the Plan for twelve months following receipt of a hardship distribution.

     Hardship withdrawals are available only from your employee elective deferrals, and require the consent of your spouse, if you are married.

                                   11. VESTING

     Vesting means acquiring a nonforfeitable right to benefits under the Plan.

     You will always be 100 percent vested in your $100 Initial Eligibility Bonus, your Salary Deferral Contribution Account and the investment earnings thereon.

     Your vested interest in your Employer Matching Contribution Account and Employer Profit Sharing Contribution Account becomes 100% vested (nonforfeitable) upon your attaining the Plan's normal retirement age or if you terminate employment earlier because of death or disability. If you terminate employment prior to retirement for any reason other than death or disability, then your interest in your Employer Profit Sharing Contribution Account and your Employer Matching Contribution Account becomes vested in accordance with the following schedule, depending on your Years of Service for the Employer to your date of termination:

                                                 Percentage of
     Years of Service                     Non-Forfeitable Interest
     ----------------                     ------------------------
            0-3                                        0%
             3                                        20%
             4                                        40%
             5                                        60%
             6                                        80%
             7 or more                               100%

     The Prior Service of Employees with predecessor employers which have been acquired by or merged into Northwest Savings Bank was recognized for purposes of vesting the Employer Matching and Profit Sharing Contributions to their Plan Accounts in accordance with the Schedule attached as Exhibit C. This Schedule also lists the date when these Employees were initially eligible for the $100 bonus.

                   12. RETIREMENT BENEFITS - MANNER OF PAYMENT

     In order to receive the retirement benefit which you earn under the Plan. you must complete the required forms available from the Plan Administrator. Your retirement benefit will be paid to you as soon as administratively practicable following your qualified retirement, and the receipt by the Plan Administrator of the required forms. You have the option to take the value of your Northwest Savings Bank Stock Account in stock or in cash or a combination of stock and cash, as you select. Your other accounts in the Plan will be distributed to you in a lump sum in cash.

           13. PAYMENT OF BENEFITS UPON DEATH OR PERMANENT DISABILITY

     In the case of your death or total and permanent disability before actually retiring, your total account balances will be paid to your Beneficiary in a lump sum as soon as administratively feasible following your death or total and permanent disability. You may select any Beneficiary you wish, and you may change your Beneficiary at any time by completing the proper form and returning it to the Plan Administrator. If you are married at the time of your death, your spouse will be the Beneficiary of the death benefit unless you otherwise elect in writing on a beneficiary form available from the Plan Administrator. If you wish to designate a Beneficiary other than your spouse, your spouse must consent to waive any rights to the death benefit. Your spouse's consent must be in writing and witnessed by a notary.

     It may be possible for you to defer federal and state income taxation of a distribution by making a "rollover" of your Account Balances in this Plan to your own rollover individual retirement account. Consult your financial or tax advisor on how to set up your individual retirement account to accept a rollover from this Plan.

                   14. PAYMENT OF BENEFITS PRIOR TO RETIREMENT

     If you terminate employment for any reason other than death, total and permanent disability or retirement, to receive the value of your vested accounts in the Plan you must make a written request for distribution to the Plan Administrator on a form available from the Human Resources Department. The balance of your vested accounts will be paid to you as soon as practicable following the close of the third calendar month following your termination of employment. Upon payment of such amounts, your accounts represented thereby shall be canceled. The form of payment of your accounts in the Plan will be the same as would be available to you at the time of your retirement, as described in Section 12.

     However, the Trustee may not postpone distribution of your benefits later than the taxable year in which you attain age 70 1/2.

                              15. INTEREST IN PLAN

     The fact that the Employer has established this Plan does not confer any right to future employment with the Employer. Furthermore, you may not assign your interest in the Plan to another person or use your Plan interest as collateral for a loan from a commercial lender.

                              16. CLAIMS PROCEDURE

     When an event occurs which entitles you to a distribution of your benefits under the Plan, the Plan Administrator will notify you regarding your distribution rights. If you disagree with the Plan Administrator's determination of the amount of your benefits under the Plan or with respect to any other decision the Plan Administrator may make regarding your interest in the Plan, the Plan contains the appeal procedure you should follow. In brief, if the Plan Administrator determines it should deny benefits to you, it will give you written notice of the specific reasons for the denial. The notice will refer you to the pertinent provisions of the Plan supporting the Plan Administrator. You, or a duly authorized representative, must appeal the adverse determination in writing to the Plan Administrator within 75 days after the receipt of the notice of denial of benefits. If you fail to appeal a denial within the 75-day period, the Plan Administrator's determination will be final and binding.

     If you appeal to the Plan Administrator, you, or your duly authorized representative, must submit the issues and comments you feel are pertinent to permit the Plan Administrator to re-examine all facts and make a final determination with respect to the denial. The Plan Administrator will make a decision within 60 days of a request on appeal unless special circumstances would make the rendering of a decision within the 60-day period unfeasible. In any event, the Plan Administrator must render a decision within 120 days after its receipt of a request for review. The same procedures apply if, after your death, your beneficiary makes a claim for benefits under the Plan which is denied, or a determination is made with which your beneficiary disagrees.

                              17. MAKING ELECTIONS

     Any elections or choices you may make under the Plan (for example choosing your Beneficiary) should be made in writing on the forms available from the Plan Administrator (Human Resources Department) or pursuant to your telephoned instructions, to the extent permitted by the 401 (k) Daily Access System attached as Exhibit A. Exhibit A is subject to amendment by the Plan Administrator at any time upon notice to all Plan Participants.

                      18. PARTICIPANT'S RIGHTS UNDER ERISA

     As a Participant in this Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants shall be entitled to:

     (a) Examine, without charge, at the Plan Administrator's office, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

     (b) Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

     (c) Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

     (d) Obtain a statement telling you the vested amount in your account balances. If you do not have a right to a benefit, the statement will tell you how many more years you have to work to get a right to a benefit. This statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

     In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan are called "fiduciaries" of the Plan. and include the Plan Administrator and the Trustee. They have a duty to operate the Plan prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your Employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. if your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider your claim.

     Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive the materials within 30 days, you may file suit m a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

     If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

     If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefit Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C., 20210.

                          19. AMENDMENT OF TERMINATION

     The Employer intends that the Plan will continue indefinitely; however, it reserves the right to amend or terminate the Plan in its discretion. If the Plan is terminated, you will receive benefits under the Plan based on your Account Balances accumulated to the date of termination of the Plan and you will automatically be fully vested in your Account Balances regardless of your Years of Service. The money which has been contributed to the Trust Fund must be used to provide the benefits described in this Summary and may under only limited circumstances be returned to the Employer.

     Because your benefits depend solely on the amount in your account, the law provides that the Plan is not insured under Title IV of the Employee Retirement Income Security Act of 1974.

                          20. NON-TRANSFERABLE INTEREST

     Generally, Participants' interests in their Plan accounts, including their "vested" interests, may not be alienated, that is sold, used as collateral for a loan, given away or otherwise transferred. Also, Participants' creditors may not attach, garnish or otherwise interfere with Participants' accounts.

     However, the Plan Administrator may be required by law to recognize obligations you incur as a result of court ordered child support or alimony. The Plan Administrator must honor a "qualified domestic relations order", which is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child or other dependent. If such an order is received by the Plan Administrator, all or a portion of your benefits may be used to satisfy the obligation. The Plan Administrator shall determine the validity of any domestic relations order it receives.

     Also, if, at the time a Participant or his Beneficiary is entitled to receive a benefit, he is indebted to the Plan, the Plan Administrator may direct the Trustee to first satisfy that debt before paying the benefit over to the Participant or Beneficiary.

                  21. FEDERAL INCOME TAXATION OF BENEFITS PAID

     Existing Federal income tax laws do not require you to report as income the portion of the annual Employer contribution allocated to your account. However, when the Plan later distributes your account balance to you, such as upon your retirement, you must report as income the Plan distributions you receive. The Federal tax laws may permit you to report a Plan distribution under a special averaging provision. Also, it may be possible for you to defer Federal income taxation of a distribution by making a "rollover" of your Account Balances in this Plan to your own rollover individual retirement account or to the qualified retirement plan of another employer.

     Mandatory income tax withholding rules apply to some distribution which you do not rollover directly to an individual retirement account or to another qualified plan. At the time you receive a distribution, you also will receive a notice explaining withholding requirements and the options available to you. We emphasize that you should consult your own tax adviser with respect to the proper method of reporting any distribution you receive from the Plan.

[GRAPHIC OMITTED]


[GRAPHIC OMITTED]

                                   EXHIBIT B
                                   ---------

                List of Investment Funds Offered Under the Plan

Investment Fund                           Description
---------------                           -----------


Fidelity Institutional
Cash Money Market                         Stable Value Fund

Fidelity Ginnie Mae                       Government National Mortgage
                                          Association Fund

Vanguard Balanced Index                   Balanced Index Fund of Common Stocks
                                          and Investment

                                          Grade Bonds

Fidelity Blue Chip Fund                   Large Capitalization Growth Stock Fund

Vanguard Windsor II                       Value Stock Fund

FPA Capital Fund                          Medium to Small Capitalization Value
                                          Stock Fund

T. Rowe Price Int'l Stock                 International Stock Fund

Northwest Savings Bank Stock              Employer Stock Fund

        EXHIBIT C to Summary Plan Description for Northwest Savings Bank
        ----------------------------------------------------------------
                       s.401(k) Retirement Savings Bank
                       --------------------------------

              Schedule of Prior Service Recognized for Employees of
                              Predecessor Employers

     Prior Service with the Predecessor Employers listed in Column (1) below which were acquired or merged into the Employer at the respective Effective Dates listed in Column (2) below are recognized for purposes of vesting of employer matching and profit sharing contributions as listed in Column (3) below. The respective dates of eligibility for the $100 One-Time Bonus are indicated in Column (4) below.

(1)                                          (2)                               (3)                             (4)
                                                                     Prior Service Recognized
                                                                     for Purposes of Vesting
Predecessor                         Effective Date of                Employer Matching and              Date of Eligibility
Employer                            Merger/Acquisition               Profit Sharing Contributions?      for $100 Bonus
----------                          ------------------               -----------------------------      ---------------------
Bakerstown Savings
and Loan                            September 1, 1985                       Yes                         July 1, 1991
Colony Savings
and Loan                            May 27, 1986                            Yes                         July 1, 1991
Powell Consumer
Discount Co.                        July 25, 1986                           No                          July 1, 1991
Butler Consumer
Discount Company                    December 30, 1986                       Yes                         July 1, 1991
Thrift Financial
Services                            January 1, 1988                         No                          July 1, 1991
Horizon Savings
and Loan                            April 1, 1990                           Yes                         July 1, 1991
Steitz Savings
and Loan                            June 4, 1990                            Yes                         July 1, 1991
Preis Consumer
Discount Company                    November 1, 1991                        No                          January 1, 1992
American Federal
Savings Association                 March 7, 1992                           Yes                         April 1, 1992
Community Consumer
Discount Company                    May 5, 1993                             No                          July 1, 1994
Selected Mellon
Bank Offices - I                    September 25, 1993                      Yes                         October 1, 1993
Central Pennsylvania
Savings Association                 June 27, 1994                           Yes                         July 1, 1994

Zelie Consumer
Discount Company                    February 24, 1995                        Yes                         April1996


(1)                                          (2)                                (3)                               (4)

First Federal Savings
Bank of Kane                        March 29, 1996                             Yes                          April 1, 1996
First National Bank
of Centre Hall                      April 12, 1996                             Yes                          July 1, 1996
Bridgeville Savings
Bank                                February 24, 1997                          Yes                          April 1, 1997
Dubois Financial
Services                            March 1, 1997                              No                           April 1, 1998
Oil City Office of
First Western Bank                  October 11, 1997                           Yes                          January 1998
Selected National
City Bank Offices - I               December 15, 1997                          Yes                          January 1, 1998
Jamestown
Savings Bank                        September 1, 1998                          Yes                          October 1. 1998
Corry Savings Bank                  October 22, 1998                           Yes                          January 1999
Selected National
City Bank Offices - II              December 15, 1998                          Yes                          January 1999
Selected Mellon
Bank Offices - II                   June 24, 1999                              Yes                          January 1. 1999
Selected PNC Bank
Offices                             September 24, 1999                         Yes                          October 1, 1999

                                                                     EXHIBIT 4.3



                     NORTHWEST 401(K)RETIREMENT SAVINGS PLAN
                       DEFERRAL / INVESTMENT ELECTION FORM
                    (Complete and return to Human Resources)

_________________________________            ___________________________________
Participant Name                             Department/Office

_________________________________            ___________________________________
Home Address                                 Social Security Number

__________________________________________________
Enrollment/Change Effective Date (next pay period)

--------------------------------------------------------------------------------
SECTION A: Deferral Election


(Please Check one)

[ ] I elect to defer____% from my regular Salary per pay check for contribution to the Plan on a pre-tax basis. (Select an even percentage, not to exceed 15%. The Plan Administrator may deduct a lower percentage if required by IRS rules. The first 6% of Employee Salary Deferrals will receive a 50% Employer Matching Contribution to your account in the Plan.)

[ ] do not wish to make Salary Deferral Contributions to the Plan at this time. I understand that my Plan account will not receive any Employer Matching Contributions, (You must still complete Section 13 for Employer Contributions other than Employer Matching, i.e., $100 Initial Eligibility Bonus.)

--------------------------------------------------------------------------------
SECTION B: Investment Election

Indicate in Column 1, below, the percentage of your future Salary Deferral Contributions that you wish to invest in each Fund offered by the Plan. (Future Employer Matching Contributions, your $100 Initial Eligibility Bonus and Profit Sharing Contributions will be invested in the same manner. ) Indicate in Column 2, below, the percentage of your current balances in the Plan (including past Employer Contributions to your account), that you wish to invest in each Fund offered by the Plan. Use full percentage, not fractions. Be sure that each column adds up to 100%. Complete both columns whenever making any Investment Election. Enter the same percentages in both columns if you wish to invest your current Plan balances the same way as you want future contributions to your Plan account to be invested.

                                                                          COLUMN I                COLUMN 2
==================================================================================================================
                                                                        Percentage of           Percentage of
  Investment Fund                             Description                 All Future              All Current
                                                                        Contributions           Plan Balances*
------------------------------------------------------------------------------------------------------------------
Fidelity Money Market                     Stable Value Fund
Fidelity Ginnie Mae                           Bond Fund
Vanguard Balanced Index              Balance of Stocks and Bonds
Fidelity Blue Chip Fund              Large Company Growth Stock
Vanguard Windsor II                       Value Stock Fund
FPA Capital Fund                      Small Company Stock Fund
T. Rowe Price Int'1 Stock            International Stock Fund
Northwest Savings Bank Stock             Employer Stock Fund
TOTALS                                  (not to exceed 100'%)                100%                    100%
==================================================================================================================

* Current Plan Balances are calculated as of the end of each day.

The Investment Directions set forth shall be effective in (the first pay period following receipt by Human Resources of this form provided that it is properly signed, completed and delivered to Human Resources. Any amounts deducted from your pay pursuant to your Deferral instructions shall be held in the Money Market Account pending investment in the Fund(s) which you designate.




--------------------------------------------------------------------------------

SECTION C: Authorization and Assumption of Responsibility
           for Investment Decisions
           ------------------------

I authorize my Employer, Northwest Savings Bank, to make the deductions from my pay as indicated for contribution to my account in the Plan and to invest such contributions, along with all Employer Contributions held and made to my account in the plan, in accordance with my Investment Directions in Columns 1 and 2 on this form.

I understand that my Employer, Northwest Savings Bank, assumes no responsibility for the investment performance or results of any of the Investment Funds which I have selected for the investment of my contributions and of my Employer's contributions to my account in the Plan. I accept full responsibility for my investment decisions.

I further understand that if, as an employee of Northwest Savings Bank, I become aware of material confidential information regarding the financial or operating condition of the Bank, I will be legally prohibited from acting on said information by increasing or reducing my interest in the Employer Stock Fund (or in any other securities of the Employer) prior to the release of said information to the investing public.

EVEN IF YOU DO NOT ELECT TO                                _____________________
MAKE SALARY DEFERRAL                                       Signature
CONTRIBUTIONS, THIS FORM
MUST BF SIGNED AND RETURNED.                               _____________________
                                                           Date

                                                                       EXHIBIT 5




July 21, 2000                                                   (202) 274-2000

Board of Directors
Northwest Bancorp, Inc.
Liberty Street and Second Avenue
Warren, Pennsylvania 16365-2353

                  Re:      Northwest Retirement Savings Plan
                           Registration Statement on Form S-8

Gentlemen:

         You have requested the opinion of this firm as to certain matters in connection with the registration of participation interests in the Northwest Retirement Savings Plan (the "Plan"). We have reviewed the Northwest Bancorp, Inc.'s (the "Company") Articles of Incorporation, the Plan, the Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company.

         Based on the foregoing, we are of the following opinion:

         Upon the effectiveness of the Form S-8, the participation interests in the Plan will be legally issued, fully paid and non-assessable.

         This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                           Very truly yours,




                                        /s/ Luse Lehman Gorman Pomerenk & Schick
                                        ------------------------------------
                                        Luse Lehman Gorman Pomerenk & Schick
                                        A Professional Corporation

                                                                    EXHIBIT 23.2




                                               [KPMG LLP Letterhead]



                                          Consent of Independent Auditors



We consent to the incorporation by reference in this registration statement of Northwest Bancorp, Inc. (the "Company") on Form S-8 for the Northwest Retirement Savings Plan of our report dated August 20, 1999, on the consolidated financial statements of Northwest Bancorp, Inc. as of June 30, 1999 and 1998, and for the years ended June 30, 1999, 1998 and 1997, included in the Company's annual report on Form 10-K for the year ended June 30, 1999, incorporated by reference in this Form S-8.




/s/ KPMG LLP

Pittsburgh, Pennsylvania
July 18, 2000